INDENTURE, dated as of March 12, 1998, between PURINA
MILLS, INC., a Delaware corporation (as further defined below, the "Company") and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as trustee (the "Trustee").

           Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 9% Senior Subordinated Notes Due 2010 (the "Initial Notes") and, if and when issued in exchange for Initial Notes as provided in the Registration Rights Agreement (as hereinafter defined), the Company's Series B 9% Senior Subordinated Notes Due 2010 (the "Exchange Notes") and, if and when issued pursuant to a private exchange for Initial Notes, the Company's Series C 9% Senior Subordinated Notes Due 2010 (the "Private Exchange Notes") and, if and when issued, any Subsequent Add-on Notes (as defined herein; such Subsequent Add-on Notes, together with the Initial Notes, the Exchange Notes and the Private Exchange Notes, the "Notes"):


                             ARTICLE I

            Definitions and Incorporation by Reference
            ------------------------------------------

           SECTION 1.1.  Definitions.

           "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary (or, in the case of an Asset Disposition of the Capital Stock of a Wholly Owned Subsidiary or tangible assets of a Wholly Owned Subsidiary, the Capital Stock of a Person that becomes a Wholly Owned Subsidiary); or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that, in the case of clauses (ii) or (iii), such Restricted Subsidiary is primarily engaged in a Related Business.

           "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under Section 4.5, Section 4.7 and Section
4.8 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an

Affiliate of any such beneficial owner pursuant to the first sentence hereof.

           "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary),
(ii) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or (iii) any other assets not constituting Capital Stock of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, (w) a disposition of obsolete or worn-out assets, (x) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to another Restricted Subsidiary, (y) for purposes of
Section 4.7 only, a disposition that constitutes a Restricted Payment or Permitted Investment permitted by Section 4.5 and (z) disposition of assets with a fair market value of less than $1.0 million).

           "Attributable Indebtedness" in respect of a Sale/ Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

           "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the product of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

           "Bank Indebtedness" means all Obligations pursuant to the Credit Agreement.

           "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

           "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York
City are authorized or required by law to close.

           "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

           "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

           "Change of Control" means the occurrence of any of the following events:

              (i) Prior to the earlier to occur of (A) the first public offering of common stock of the Company or (B) the first public offering of common stock of Holdings, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of Holdings or the Company, any merger, consolidation, liquidation or dissolution of Holdings or the Company, any direct or indirect transfer of securities by Holdings or the Company or otherwise (for purposes of this clause (i) and clause
      (ii) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation);

             (ii) subsequent to the first public offering of common stock of the Company or Holdings, (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that for purposes of this clause (ii) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of the Company and (B) the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause
      (ii), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined in this clause (ii)), directly or indirectly, of more than 40% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

            (iii) during any period of two consecutive years (or, in the case this event occurs within the first two years after the Issue Date, such shorter period as shall have begun on the Issue Date), individuals who at the beginning of such period constituted the Board of Directors of Holdings or the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Holdings or the Company was approved by a vote of a majority of the directors of Holdings or the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Holdings or the Company then in office; or

             (iv) the merger or consolidation of Holdings or the Company with or into another Person or the merger of another Person with or into Holdings or the Company, or the sale of all or substantially all the assets of Holdings or the Company to another Person (in each case other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of Holdings or the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of Holdings or the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

           "Closed Facility" means (a) a plant, mill or other facility of the Company or any of its Restricted Subsidiaries no longer operating on the Issue Date or (b) any plant, mill or other facility (provided that the aggregate book value of all such plants, mills or other facilities covered by this clause (b) shall not exceed $10.0 million) at which the Board of Directors of the Company elects to cease operations after the Issue Date.

           "Code" means the Internal Revenue Code of 1986, as amended.

           "Commodity Supply Agreement" means the Master
Procurement Agreement, to be dated as of the effective date of the Merger, between Nutrition Supply and Trading, a division of Koch Agriculture, and the Company.

           "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness (other than for working capital under the Credit Agreement) since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period, (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness, (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted

Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

           "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to Capitalized Lease Obligations and one-third of the rental expense attributable to leases constituting part of a Sale/Leaseback Transaction, (ii) amortization of debt discount and debt issuance cost (other than the amortization of debt issuance cost in respect of the

Notes and the Credit Agreement entered into on the Issue Date),
(iii) capitalized interest, (iv) non-cash interest expense, (v) commissions and discounts owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Interest Rate Agreements or Currency Agreements entered into with respect to Indebtedness of the Company or its Restricted Subsidiaries (including amortization of fees), (vii) Preferred Stock dividends in respect of all Preferred Stock of the Company and its Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Subsidiary, (viii) interest incurred in connection with Investments in discontinued operations (but only if the relevant obligations remain as of the relevant calculation date), (ix) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary and to the extent that such interest has not been paid when due (after giving effect to any grace period) and (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

           "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; provided, however, (i) any net income (or loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that (A) subject to the exclusion contained in (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income to the extent of any cash actually contributed by the Company or a Restricted Subsidiary to such Person during such period, (ii) any net income of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition, (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income, (iv) any gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person, (v) any extraordinary gain or loss, (vi) the amortization of debt issuance cost in respect of the Notes and the Credit Agreement entered into on the Issue Date and (vii) the cumulative effect of a change in accounting principles. Notwithstanding the foregoing, for the purposes of Section 4.5 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.5 pursuant to clause (3)(D) of paragraph (a) thereof.

           "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made for which financial statements are available, as (i) the par or stated value of all outstanding Capital Stock of the Company plus
(ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

           "Consolidated NIDA" means, for any period, the Consolidated Net Income for such period plus (to the extent deducted in calculating Consolidated Net Income) (a) depreciation expense of the Company and its consolidated Restricted Subsidiaries, (b) amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period) and (c) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), in each case for such period.

           "Credit Agreement" means that certain credit facility among the Company, Chase Bank of Texas, National Association, and the lenders from time to time party thereto, including any collateral documents, instruments and agreements executed in connection therewith, and the term Credit Agreement shall also include any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any credit facilities that replace, refund or refinance any part of the loans, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility that increases the amount borrowable thereunder or alters the maturity thereof.

           "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values as to which such Person is a party or a beneficiary.

           "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

           "Designated Senior Indebtedness" means (i) the Bank Indebtedness and (ii) any other Senior Indebtedness of the Company which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

           "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable (other than for Capital Stock of the Company (other than Disqualified Stock)) at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if (x) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under Section 4.7 and Section 4.9 and (y) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

           "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income: (a) Consolidated Interest Expense, (b) all income tax expense of the Company and its consolidated Restricted Subsidiaries, (c) depreciation expense of the Company and its consolidated Restricted Subsidiaries, (d) amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period), (e) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), in each case for such period and (f) $3.2 million of management bonuses payable in connection with the Merger. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

           "Exchange Act" means the Securities Exchange Act of
1934, as amended.

           "Existing Debt Securities" means the Existing PMI
Senior Subordinated Notes together with the Existing Holdings
Discount Debentures.

           "Existing Holdings Discount Debentures" means Holdings' outstanding 11 1/2% Series B Subordinated Discount Debentures due
September 1, 2005.

           "Existing PMI Senior Subordinated Notes" means the
Company's outstanding 10 1/4% Senior Subordinated Notes due
September 1, 2003, guaranteed by Holdings.

           "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

           "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

           "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate
Agreement or Currency Agreement.

           "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

           "Holdings" means PM Holdings Corporation, the Company's parent corporation.

           "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

           "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

              (i) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

             (ii) all Capitalized Lease Obligations of such
      Person and all Attributable Indebtedness in respect of Sale/Leaseback Transactions entered into by such Person;

            (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such

      Person under any title retention agreement (but excluding
      Trade Payables arising in the ordinary course of business);

             (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses
      (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following a payment on the letter of credit);

              (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends);

             (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

            (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

           (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

           The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

           "Indenture" means this Indenture, as amended or supplemented from time to time.

           "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates as to which such Person is party or a beneficiary.

           "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definitions of "Unrestricted Subsidiary" and "Restricted Payment" and Section 4.5, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors and evidenced by a resolution of such Board of Directors.

           "Investment Grade" means a rating of BBB- (or its equivalent) or higher by Standard & Poor's Ratings Group (or its successor) and Baa3 (or its equivalent) or higher by Moody's
Investors Service, Inc. (or its successor).

           "Issue Date" means the date on which the Initial Notes are originally issued.

           "Jet Pro Sales Transactions" means sales of Jet-Pro(R) dewatering equipment to the Company by Koch Feed Technology
Company.

           "Koch Agriculture" means Koch Agriculture Company, a
Nebraska corporation, a wholly owned subsidiary of Koch
Industries.

           "Koch Industries" means Koch Industries, Inc., a Kansas corporation.

           "Legal Holiday" has the meaning ascribed in
Section 11.8.

           "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

           "Merger" means the merger of Merger Sub with and into Holdings on the morning of the Offering.

           "Merger and Tender Offer Payments" means (i) all payments made by the Company in connection with the Tender Offer with respect to the Existing PMI Senior Subordinated Notes, (ii) all payments made by the Company to Holdings of amounts required to be paid by Holdings in connection with the Tender Offer with respect to the Existing Holdings Discount Debentures and (iii) payments made by the Company to Holdings from the net proceeds of the Offering and borrowings under the Credit Agreement remaining subsequent to the payments made under (i) and (ii) above to be paid by Holdings in connection with the Merger.

           "Merger Sub" means Arch Acquisition Corporation, a
Delaware corporation and a wholly owned subsidiary of Koch
Agriculture.

           "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non cash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security arrangement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition,
(iii) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

           "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

           "Non-Recourse Debt" means Indebtedness as to which neither the Company nor any Restricted Subsidiary (other than Standard Securitization Undertakings in respect of Indebtedness permitted pursuant to clause (i) of Section 4.4) (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise).

           "Obligations" means with respect to any Indebtedness all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

           "Offering" means the offering of the Notes pursuant to the Offering Circular.

           "Offering Circular" means the Offering Circular dated March 6, 1998 relating to the Initial Notes; provided that after the issuance of Exchange Notes, all references herein to "Offering Circular" shall be deemed references to the prospectus contained in the registration statement relating to the Exchange Notes.

           "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company, as applicable.

           "Officers' Certificate" means a certificate signed by any two Officers.

           "Opinion of Counsel" means a written opinion from Cleary, Gottlieb, Steen & Hamilton, August F. Ottinger, Esq. or any other legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

           "Permitted Customer Financing" means the Incurrence by the Company of obligations (including Guarantees of indebtedness, standby letters of credit (and reimbursement obligations in respect thereof) for the repayment of indebtedness, product repurchase agreements and other obligations) owed to any lender of a customer of the Company or any of its Restricted Subsidiaries Incurred in the ordinary course of business; provided that (A) any such lender's loans are used to finance the purchase price to be paid to the Company for animal feed products and programs sold by the Company to such customer and (B) the amount of any such obligation of the Company shall not exceed the purchase price to be paid to the Company for such animal feed products and programs sold by the Company to such customer which are financed by such lender.

           "Permitted Holders" means Koch Agriculture Company and its Affiliates.

           "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) the Company, a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business; (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business consistent with past practice of the Company or such Restricted Subsidiary; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (viii) any Person to the extent such investment represents the non-cash portion of the consideration received in connection with the sale or other disposition of an asset to the extent not prohibited pursuant to Section 4.7; (ix) joint ventures and Unrestricted Subsidiaries in an aggregate amount at any one time outstanding not to exceed $10.0 million, provided that such joint ventures and Unrestricted Subsidiaries are engaged in a Related Business; (x) Investments received in exchange for Capital Stock (other than Disqualified Stock) of the Company; (xi) Investments existing on the Issue Date in an amount not to exceed the amount of such Investments on the Issue Date;
(xii) (A) Permitted Customer Financing and (B) loans and/or Guarantees made by the Company in the ordinary course of its business to or on behalf of any customer of the Company or its Restricted Subsidiaries to assist such customer to increase its operations, provided that the aggregate amount of all obligations and loans outstanding pursuant to this clause (B) (other than Investments represented by any such loans and/or Guarantees existing on the Issue Date pursuant to clause (xi) hereof) shall not exceed $25.0 million at any one time; (xiii) Investments in connection with Hedging Obligations or agreements designed to protect the Company and its Restricted Subsidiaries against fluctuations in commodity prices entered into in the ordinary course of business; (xiv) prepaid expenses, negotiable instruments held for collection and lease, performance deposits and similar deposits, in each case entered into in the ordinary course of business of the Company and its Restricted Subsidiaries; and (xv) Investments customarily made in a Special Purpose Vehicle in connection with a Permitted Securitization in an amount not to exceed $10.0 million.

           "Permitted Liens" means (i) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens incurred in the ordinary course of business for sums not yet delinquent for a period of more than 60 days or being contested in good faith, if any reserve or other appropriate provision (if any) has been made in accordance with GAAP, (ii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or similar obligations, including any Lien securing letters of credit issued in the ordinary course of business, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the repayment of borrowed money), (iii) any interest or title of a lessor under any lease; provided that such Liens do not extend to any property or assets which is not leased property subject to such lease,
(iv) Liens securing Capitalized Lease Obligations and purchase money Indebtedness Incurred in accordance with Section 4.3; provided that such Capitalized Lease Obligations and purchase money Indebtedness are not subordinated to any other Indebtedness, (v) Liens upon specified items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods, (vi) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof, (vii) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company and its Restricted Subsidiaries, (viii) customary Liens securing Hedging Obligations Incurred in accordance with this Indenture or agreements designed to protect the Company and its Restricted Subsidiaries against fluctuations in commodity prices entered into in the ordinary course of business, (ix) Liens securing Acquired Indebtedness Incurred pursuant to Section
4.3 of a Person merged with or consolidated into the Company; provided that (a) such Liens secured such Acquired Indebtedness prior to such merger or consolidation, (b) were not granted in connection with, or in anticipation of, such merger or consolidation and (c) do not extend to or cover any property or assets of the Company other than the property or assets that secured the Acquired Indebtedness prior to the merger or consolidation; and (x) customary Liens on the customer loans and related assets transferred to a Special Purpose Vehicle in connection with a Permitted Securitization.

           "Permitted Securitization" means a securitization in accordance with customary terms of customer loans described in clause (xii)(B) of the definition of "Permitted Investment."

           "Person" means any individual, corporation, partnership joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

           "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

           "Principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time; provided, however, that for purposes of calculating any such premium, the term "principal" shall not include the premium with respect to which such calculation is being made.

           "Public Equity Offering" means an underwritten primary public offering of common stock of Holdings or the Company pursuant to an effective registration statement under the Securities Act.

           "Public Market" means any time after (x) a Public Equity Offering has been consummated and (y) at least 15% of the total issued and outstanding common stock of the Company or Holdings has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

           "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness, and shall include the Refinancing of multiple facilities with a single facility and the Refinancing of a single facility with multiple facilities. "Refinanced" and "Refinancing" shall have correlative meanings.

           "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture (including Indebtedness of the Company that Refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that Refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

           "Related Business" means the businesses of the Company or any Restricted Subsidiary on the date of this Indenture and any business related, ancillary or complementary thereto.

           "Representative" means (i) with respect to the Bank Indebtedness, Chase Bank of Texas, National Association, as Administrative Agent, or any successor or replacement thereof or any agent acting in a similar capacity in connection with the Credit Agreement and (ii) any trustee, agent or representative (if any) for an issue of Senior Indebtedness (other than the Bank Indebtedness) of the Company.

           "Restricted Payment" with respect to any Person means
(i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment by the Company or its Restricted Subsidiaries in respect of such Person's Capital Stock in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Person (other than Capital Stock of the Company held by a Restricted Subsidiary or Capital

Stock of a Restricted Subsidiary held by the Company or by another Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) the making of any Investment in any Person (other than a Permitted Investment).

           "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

           "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases such property from such Person.

           "SEC" means the U.S. Securities and Exchange
Commission.

           "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

           "Securities Act" means the Securities Act of 1933, as amended.

           "Senior Indebtedness" means (i) Bank Indebtedness of, or guaranteed by, the Company, whether outstanding on the Issue Date or thereafter Incurred and (ii) Indebtedness of the Company, whether outstanding on the Issue Date or thereafter Incurred, including accrued and unpaid interest in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Company is responsible or liable unless, in the case of clauses (i) and
(ii), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include (1) any obligation of the Company to any Subsidiary, (2) any liability for Federal, state, local or other taxes owed or owing by the Company, (3) any Trade Payables arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of the Company (and any accrued and unpaid interest respect thereof) which by the express terms of the agreement or instrument creating, evidencing or governing such Indebtedness is subordinate or junior in any respect to any other Indebtedness or other obligation of the Company, (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.

           "Senior Subordinated Indebtedness" means the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

           "Significant Subsidiary" means any Restricted
Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

           "Special Purpose Vehicle" means a trust, partnership or other special purpose Person established by the Company and/or any of its Subsidiaries to implement a Permitted Securitization, which incurs no liabilities and engages in no operations other than one or Permitted Securitizations and whose assets are limited to the customer loans described in clause (xii)(B) of the definition of "Permitted Investment" and related assets necessary to carry out a Permitted Securitization.

           "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary which are customary in a securitization transaction similar to a Permitted
Securitization.

           "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

           "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter
Incurred) which is expressly subordinate or junior in right of payment to the Notes pursuant to a written agreement.

           "Subsequent Add-on Notes" has the meaning ascribed in paragraph 4 of the Notes (Exhibit 1 to Appendix).

           "Subsidiary" of any Person means any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person, but excluding, in the case of the Company, Oceanview Farms L.P.

           "Tax Sharing Agreement" means the tax sharing agreements to be entered into among Koch Industries, Holdings and Holdings' subsidiaries (including the Company).

           "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250 million (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker dealer or mutual fund distribution, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of a Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Group, (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.; and (vi) investments in mutual funds, whose investment guidelines restrict such funds' investments to investments which are substantially similar to those described in clauses (i)-(v).

           "Tender Offers" means the offer (i) by the Company to purchase for cash any and all of the Existing PMI Senior
Subordinated Notes and (ii) by Holdings to purchase for cash any and all of the Existing Holdings Discount Debentures.

           "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.
ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture.

           "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

           "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means such successor.

           "Trust Officer" means any trust officer, assistant vice president, or vice president of the Trustee assigned by the Trustee to administer this Indenture.

           "Uniform Commercial Code" means the New York Uniform
Commercial Code as in effect from time to time.

           "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. In addition, Bio Kingdom, L.L.C. has been designated as an Unrestricted Subsidiary on the Issue Date. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either
(A) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (B) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.5. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of Section 4.3 and
(y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

           "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

           "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled
(without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustee thereof.

           "Wholly Owned Subsidiary" means a Restricted
Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares or similar shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

           SECTION 1.2.  Other Definitions.

                                                         Defined in
           Term                                           Section
           ----                                          ----------

      "Affiliate Transaction".........................      4.8
      "Appendix"......................................      2.1
      "Authenticating Agent"..........................      2.2
      "Bankruptcy Law"................................      6.1
      "covenant defeasance option"....................      8.1(b)
      "Custodian".....................................      6.1
      "Event of Default"..............................      6.1
      "legal defeasance option".......................      8.1(b)
      "Offer" ........................................      4.7(b)
      "Offer Amount"..................................      4.7(c)
      "Offer Period"..................................      4.7(c)
      "Paying Agent"..................................      2.3
      "Purchase Date..................................      4.7(c)
      "Registrar".....................................      2.3
      "Successor Company".............................      5.1

           SECTION 1.3. Incorporation by Reference of Trust
Indenture Act. The mandatory provisions of the TIA are incorporated by reference in and made a part of this Indenture.
The following TIA terms have the following meanings:

           "Commission" means the SEC.

           "indenture securities" means the Notes.

           "indenture security holder" means a Holder.

           "indenture to be qualified" means this Indenture.

           "indenture trustee" or "institutional trustee" means the Trustee.

           "obligor" on the indenture securities means the Company and any other obligor on the Notes.

           All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

           SECTION 1.4.  Rules of Construction.  Unless the
context otherwise requires:

           (1)  a term has the meaning assigned to it;

           (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

           (3)  "or" is not exclusive;

           (4)  "including" means including without limitation;

           (5) words in the singular include the plural and words in the plural include the singular;

           (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

           (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

           (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation preference of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

           (9) all references to the date the Notes were originally issued shall refer to the date the Initial Notes were originally issued;

           (10) provisions apply to events and transactions taking place after the Issue Date;

           (11) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time; and

           (12) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

           SECTION 1.5. One Class of Notes. The Initial Notes, the Private Exchange Notes, the Exchange Notes and the Subsequent Add-on Notes shall vote and consent together on all matters as one class and none of the Initial Notes, the Private Exchange

Notes or the Exchange Notes shall have the right to vote or consent as a separate class on any matter.


                             ARTICLE II

                             The Notes
                             ---------

           SECTION 2.1. Form and Dating. Certain provisions relating to the Initial Notes, the Subsequent Add-on Notes, the Private Exchange Notes and the Exchange Notes are set forth in the Rule 144A Appendix attached hereto (the "Appendix"), which is hereby incorporated in and expressly made a part of this Indenture. The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes, the Private Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated by reference and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule of any securities exchange or over-the-counter market on which such Notes are then listed or quoted, or usage, in addition to those set forth on the Appendix and Exhibit A. The Company and the Trustee shall approve the forms of the Notes and any notation, endorsement or legend on them. Each Note shall be dated the date of its authentication. The terms of the Notes set forth in the Appendix and Exhibit A are part of the terms of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

           SECTION 2.2. Execution and Authentication.  Two
Officers shall sign the Notes for the Company by manual or facsimile signature.

           If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

           A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture.

           The Trustee may appoint an agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

           SECTION 2.3. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any such additional paying agent.

           In the event the Company shall retain any Person not a party to this Indenture as an agent hereunder, the Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent.

           The Company initially appoints the Trustee as Registrar and Paying Agent for the Notes.

           SECTION 2.4. Paying Agent To Hold Money in Trust. By at least 11:00 a.m. (New York City time) on the date on which any Principal, interest or Additional Interest, if any, on any Note is due and payable, the Company shall deposit with the Paying Agent a sum sufficient to pay such Principal, interest or Additional Interest, if any, when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by such Paying Agent for the payment of Principal of or interest or Additional Interest, if any, on the Notes and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Notes.

           SECTION 2.5. Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee or any Paying Agent is not the

Registrar, the Company shall cause the Registrar to furnish to the Trustee or any such Paying Agent, in writing at least five Business Days before each interest payment date and at such other times as the Trustee or any such Paying Agent may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

           SECTION 2.6. [Intentionally Omitted]

           SECTION 2.7. Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note shall provide the Company and the Trustee with evidence to their satisfaction that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Registrar's requirements are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note is an additional obligation of the Company.

           SECTION 2.8. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled, those delivered for cancellation and those described in this Section 2.8 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

           If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

           If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all Principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

           SECTION 2.9. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, one or more definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Notes.

           SECTION 2.10. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee for cancellation any Notes surrendered to them for registration of transfer or exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer or exchange, payment or cancellation and, upon request by the Company, deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Notes to the Company. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

           SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Noteholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee which specified record date shall not be less than 10 days prior to the payment date for such defaulted interest and shall promptly mail or cause to be mailed to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such defaulted interest as provided in this Section 2.11.

           SECTION 2.12. CUSIP Numbers. The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders, provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

           In the event that the Company shall issue and the Trustee shall authenticate any Subsequent Add-on Notes, the Company shall use its best efforts to obtain the same CUSIP number for such Subsequent Add-on Notes as is printed on the Notes outstanding at such time; provided, however, that if any series of Subsequent Add-on Notes is determined, pursuant to an Opinion of Counsel, to be a different class of security than the Notes outstanding at such time for federal income tax purposes, the Company may obtain a CUSIP number for such series of Subsequent Add-on Notes that is different from the CUSIP number printed on the Notes then outstanding.


                            ARTICLE III

                            Redemption
                            ----------

           SECTION 3.1. Notices to Trustee. If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes (Exhibit 1 to the Appendix), it shall notify the Trustee and the Paying Agent in writing of the redemption date, the principal amount of Notes to be redeemed and the redemption price.

           The Company shall give each notice to the Trustee and the Paying Agent provided for in this Section at least 45 days before the redemption date unless the Trustee and the Paying Agent consent to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Company to the effect that such redemption will comply with the conditions herein. The record date relating to such redemption shall be selected by the Company and set forth in the related notice given to the Trustee and the Paying Agent, which record date shall be not less than 15 days prior to the date selected for redemption by the Company.

           SECTION 3.2. Selection of Notes To Be Redeemed. If fewer than all the Notes then outstanding are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion considers to be fair and appropriate. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall promptly notify the Company and the Paying Agent of the Notes or portions of Notes to be redeemed.

           SECTION 3.3. Notice of Redemption. At least 30 days but not more than 45 days before a date for redemption of Notes, the Trustee at the expense of the Company shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed.

           The notice shall identify the Notes to be redeemed and shall state:

           (1) the redemption date;

           (2) the redemption price and the amount of accrued interest, if any, to be paid;

           (3) the name and address of the Paying Agent;

           (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued and unpaid interest, if any;

           (5) if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after the redemption;

           (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

           (7) the CUSIP number, if any, printed on the Notes being redeemed; and

           (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

           The Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.3.

           SECTION 3.4. Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption shall become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest to the redemption date; provided that the Company shall have deposited the redemption price with the Paying Agent or the Trustee on or before 11:00 a.m. (New York City time) on the date of redemption; provided, further, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued and unpaid interest shall be payable to the Noteholder of the redeemed Notes registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

           SECTION 3.5. Deposit of Redemption Price. By at least 11:00 a.m. (New York City time) on the date on which any Principal of or interest on any Note is due and payable, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which are owned by the Company or a Subsidiary and have been delivered by the Company or such Subsidiary to the Trustee for cancellation.

           If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such redemption price, interest on the Notes to be redeemed will cease to accrue on and after the applicable redemption date, whether or not such Notes are presented for payment.

           SECTION 3.6. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Note equal in a principal amount to the unredeemed portion of the Note surrendered.


                            ARTICLE IV

                             Covenants
                             ---------

           SECTION 4.1. Payment of Notes. The Company shall promptly pay the Principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on or before 11:00 a.m. (New York City time) on such date the Trustee or the Paying Agent holds (or, if the Company or a Subsidiary is the Paying Agent, the segregated account or separate trust fund maintained by the Company or such Subsidiary pursuant to Section 2.4) in accordance with this Indenture money sufficient to pay all Principal and interest then due and the Trustee or the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, the Company or such Subsidiary), as the case may be, is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture.

           The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful as provided in Section 2.11.

           Notwithstanding anything to the contrary contained in this Indenture, the Company or the Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America or other domestic or foreign taxing authorities from Principal or interest payments hereunder.

           SECTION 4.2. SEC Reports. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC and provide the Trustee and Noteholders with the annual reports and such information, documents and other reports which are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections, except that prior to the 150th day after the Issue Date, such requirements shall be deemed satisfied by the filing with the SEC and delivering to the Holders on or prior to such date a registration statement under the Securities Act that contains the information that would be required in a Form 10-K for the year ended December 31, 1997 and a Form 10-Q for the quarter ended March 31, 1998. The Company also will comply with the other applicable provisions of TIA ss. 314(a).

           SECTION 4.3. Limitation on Indebtedness. (a) The Company will not Incur, directly or indirectly, any Indebtedness unless, on the date of such Incurrence and after giving effect to such Incurrence and the application of the net proceeds therefrom, the Consolidated Coverage Ratio would exceed 2.00:1.

           (b) Notwithstanding the foregoing paragraph (a), the Company may Incur any or all of the following Indebtedness: (i) Indebtedness of the Company Incurred under the revolving credit provisions of the Credit Agreement in an aggregate principal amount outstanding at any time not to exceed the greater of (A) $100.0 million and (B) the sum of (1) 85% of the gross book value of the accounts receivable of the Company and its Restricted Subsidiaries and (2) 50% of the gross book value of the inventory of the Company and its Restricted Subsidiaries; provided that the amount in clause (A) shall be reduced by the aggregate amount of all proceeds from all Asset Dispositions that have been applied since the Issue Date to permanently reduce the outstanding amount of such Indebtedness pursuant to Section 4.7; (ii) Indebtedness of the Company Incurred under the term loan provisions of the Credit Agreement in an aggregate principal amount outstanding at any time not to exceed $200.0 million, less the aggregate amount of all proceeds from all Asset Dispositions that have been applied since the Issue Date to permanently reduce the outstanding amount of such Indebtedness pursuant to Section
4.7 and less the aggregate amount of any mandatory prepayments of principal of term loans thereunder that have been made since the Issue Date; (iii) Indebtedness of the Company owing to and held by any Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to another Restricted Subsidiary) will be deemed, in each case, to constitute the Incurrence of such Indebtedness by the Company and (B) such Indebtedness (if held other than by a Wholly Owned Subsidiary) is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes; (iv) Indebtedness represented by the Notes and the Exchange Notes in an aggregate principal amount not to exceed $350.0 million; (v) Indebtedness of the Company (other than the Indebtedness described in clauses
(i), (ii), (iii) or (iv) above) outstanding on the Issue Date; provided that any Existing PMI Senior Subordinated Notes accepted for payment in the Tender Offers shall be deemed to be Indebtedness outstanding on the Issue Date except to the extent they remain outstanding at the close of business on the second Business Day following the Issue Date (in which event the existence of such Existing PMI Senior Subordinated Notes shall be deemed to constitute an Incurrence of Indebtedness by the Company under this Indenture); (vi) Indebtedness (including Capitalized Lease Obligations) of the Company Incurred to finance the acquisition, construction or improvement of fixed or capital assets in an aggregate principal amount at any one time outstanding not to exceed $50.0 million, provided that such Indebtedness is Incurred within 180 days after the date of such acquisition, construction or improvement and does not exceed the fair market value of such acquired, constructed or improved assets, as determined in good faith by the Board of Directors of the Company; (vii) Refinancing Indebtedness Incurred in respect of any Indebtedness Incurred pursuant to paragraph (a) or pursuant to clauses (ii), (iv), (v) (other than any Existing PMI Senior Subordinated Notes described in such clause (v)) or this clause (vii); (viii) Indebtedness (A) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Company in the ordinary course of its business and which do not secure Indebtedness other than the Indebtedness and the obligations with respect to which such instruments were issued and (B) under Currency Agreements and Interest Rate Agreements Incurred which, at the time of Incurrence, is in the ordinary course of business; provided, however, that, in the case of Currency Agreements which relate to Indebtedness and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are directly related to Indebtedness permitted to be Incurred by the Company pursuant to this Indenture; (ix) Indebtedness represented by Guarantees by the Company of Indebtedness otherwise permitted to be Incurred pursuant to this covenant or Section 4.4; (x) (A) Permitted

Customer Financing and (B) Guarantees permitted to be Incurred pursuant to clause (xii)(B) of the definition of "Permitted Investment"; (xi) Indebtedness of the Company arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five business days of Incurrence; (xii) Indebtedness of the Company arising from agreements providing for indemnification, adjustment of purchase price or similar obligations Incurred in connection with the acquisition or disposition of any assets of the Company or a Restricted Subsidiary (whether evidenced by a note, backed by a letter of credit or otherwise) in a principal amount not to exceed (in the case of a disposition) the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; (xiii) Indebtedness of the Company representing obligations in respect of self-insured retention amounts, amounts required in connection with workers' compensation and other insurance coverage Incurred in the ordinary course of business or reimbursement obligations in respect of amounts Incurred or paid by an insurance company under any insurance program in the ordinary course of business; (xiv) Standard Securitization Undertakings; and (xv) other Indebtedness in an aggregate principal amount outstanding at any time not to exceed $25.0 million.

           (c) Notwithstanding the foregoing, the Company shall not Incur any Indebtedness pursuant to the foregoing paragraph
(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such new Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations being Refinanced.

           (c) For purposes of determining compliance with the foregoing covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

           (d) Notwithstanding paragraphs (a) and (b) above, the Company shall not Incur (i) any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to the Senior Subordinated Indebtedness or (ii) any Secured Indebtedness that is not Senior Indebtedness (other than Secured Indebtedness secured by a Permitted Lien) unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

           SECTION 4.4. Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries. The Company shall not permit any Restricted Subsidiary to Incur, directly or indirectly, any Indebtedness or Preferred Stock except: (a) Indebtedness or Preferred Stock of a Restricted Subsidiary issued to and held by the Company or a Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness or Preferred Stock (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the issuance of such Indebtedness or Preferred Stock by the issuer thereof; (b) Indebtedness or Preferred Stock of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness or Preferred Stock Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving effect thereto, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of the covenant described under Section 4.3; (c) Indebtedness or Preferred Stock outstanding on the Issue Date (other than Indebtedness or Preferred Stock described in clauses
(a) and (b) of this paragraph); (d) Refinancing Indebtedness Incurred in respect of Indebtedness or Preferred Stock referred to in clauses (b) or (c) of this paragraph or this clause (d); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness or Preferred Stock of a Subsidiary described in clause (c), such Refinancing Indebtedness shall be Incurred only by such Subsidiary; (e) Indebtedness of Restricted Subsidiaries organized under laws other than the United States of America or any state thereof in amount not to exceed $25.0 million in the aggregate at any one time; (f) Indebtedness in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by a Restricted Subsidiary in the ordinary course of its business and which do not secure Indebtedness other than the Indebtedness and the obligations with respect to which such instruments were issued; (g) Indebtedness of a Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five business days of Incurrence; (h) Guarantees of the Indebtedness specified in clause (i) and (ii) of Section 4.3; and (i) Indebtedness of a Special Purpose Vehicle which is Non-Recourse Debt (other than Standard Securitization Undertakings), including Indebtedness represented by the issuance of participations of interest in such Special Purpose Vehicle in connection with a Permitted Securitization.

           The Company will not permit any Unrestricted
Subsidiary to Incur any Indebtedness other than Non-Recourse Debt (except that an Unrestricted Subsidiary may Incur Indebtedness Guaranteed by the Company to the extent an Investment represented by such Guarantee is permitted to be made in accordance with
Section 4.5), provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt, such event shall be deemed to constitute an Incurrence of Indebtedness by the Company or such Restricted Subsidiary.

           SECTION 4.5. Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make any Restricted Payment if at the time of such Restricted Payment: (1) a Default or Event of Default shall have occurred and be continuing (or would result therefrom); (2) the Company could not Incur at least $1.00 of additional Indebtedness under paragraph (a) of Section 4.3; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors of the Company, whose determination (in the case of amounts in excess of $5.0 million) will be evidenced by a resolution of such Board of Directors) declared or made subsequent to the Issue Date would exceed the sum of: (A) 15% of the Consolidated NIDA accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated NIDA will be a deficit, minus 100% of such deficit) (except that if the Notes have been rated Investment Grade as of the end of any fiscal quarter, then the amount to be calculated pursuant to this clause (A) for the succeeding fiscal quarter and for any other succeeding quarter where the Notes have been rated Investment Grade on the first day of such fiscal quarter shall be 25% of Consolidated NIDA, provided that the Notes are also rated Investment Grade at the time such Restricted Payment is declared or made, as the case may
be); (B) the aggregate Net Cash Proceeds received by the Company from the issue or sale of Capital Stock (other than Disqualified Stock) or other cash contributions from Holdings to the Company's capital subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company, or any of its Subsidiaries for the benefit of their employees to the extent that such plan or trust Incurs any Indebtedness Guaranteed by the Company or its Restricted Subsidiaries to finance the acquisition of such Capital Stock); (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair market value of any other property, distributed by the Company upon such conversion or exchange); (D) an amount equal to the sum of (i) the net reduction in Investments resulting from repayments of loans or advances or other transfers of assets, terminations of Guarantees or proceeds received by the Company or the relevant Restricted Subsidiary from the sale of all or part of such Investments in each case to the Company or any Restricted Subsidiary and (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary (or is merged into the Company or a Restricted Subsidiary); provided, that the foregoing sum shall not exceed the amount of such Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary or in such other Person, which amount was included in the calculation of the amount of Restricted Payments; and (E) $5.0 million.

           (b) The provisions of the foregoing paragraph (a) will not prohibit: (i) any purchase, redemption, defeasance or other acquisition of Capital Stock of the Company or Subordinated Obligations made by exchange for, or out of the net proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent that such plan or trust Incurs any Indebtedness Guaranteed by the Company or its Restricted Subsidiaries to finance the acquisition of such Capital Stock); provided, however, that (A) such purchase, redemption, defeasance or other acquisition will be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale will be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above; (ii) any purchase, redemption, defeasance or other acquisition of Subordinated Obligations made by exchange for, or out of the net proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company which are permitted to be Incurred pursuant to the covenant described under Section 4.3; provided, however, that (A) the principal amount of such new Indebtedness does not exceed the principal amount of the Subordinated Obligations being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Obligations being so redeemed, repurchased, acquired or retired), (B) such new Indebtedness is subordinated to the Notes at least to the same extent as such Subordinated Obligations so purchased, exchanged, redeemed, repurchased, acquired or retired for value, (C) such new Indebtedness has a final scheduled maturity date later than the earlier of the final scheduled maturity date of the Subordinated Obligations being so redeemed and the final scheduled maturity date of the Notes and (D) such new Indebtedness has an Average Life equal to or greater than the Average Life of the Notes; provided further, however, that such purchase, redemption, defeasance or other acquisition will be excluded in the calculation of the amount of Restricted Payments;
(iii) the repurchase or other acquisition of shares of, or options to purchase shares of, common stock of the Company or Holdings from employees, former employees, directors or former directors of the Company or Holdings (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $2.0 million in any calendar year; provided further, however, that such repurchases and other acquisitions shall be included in the calculation of the amount of Restricted Payments; (iv) any dividend paid to Holdings (or any successor parent corporation with which the Company is part of a consolidated tax group) in respect of overhead expenses, tax liabilities and legal, accounting and other professional fees and expenses that are directly attributable to the operations of the Company and its Restricted Subsidiaries, provided that the amount of any such dividends will be excluded in the calculation of the amount of Restricted Payments; (v) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that the amount of such dividend will be included (without duplication for the declaration thereof) in the calculation of the amount of Restricted Payments; and (vi) the Merger and Tender Offer Payments; provided, however, that such payments will be excluded in the calculation of the amount of Restricted Payments; and provided further that, at the time of, and after giving effect to, any Restricted Payment permitted by clauses (i), (ii), (iii) and (v) no Default or Event of Default shall have occurred and be continuing.

           SECTION 4.6. Limitation on Restrictions on
Distributions from Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness or other obligation owed to the Company, (ii) make any loans or advances to the Company or
(iii) transfer any of its property or assets to the Company or any Restricted Subsidiary, except: (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date (including the Credit Agreement); (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company or a Restricted Subsidiary (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was acquired by the Company or a Restricted Subsidiary) and outstanding on such date; (3) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this covenant or contained in any amendment to an agreement referred to in clause (1) or (2) of this covenant; provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable (taken as a whole) to the Noteholders than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreement, as determined in good faith by the Company and evidenced by an Officers' Certificate; (4) any encumbrance or restriction in any agreement entered into pursuant to clause (e) of Section 4.4; (5) in the case of clause (iii), any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract; (6) in the case of clause (iii), restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such security agreements or mortgages; (7) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; (8) any such restriction imposed by applicable law; and (9) customary encumbrances or restrictions contained in agreements of a Special Purpose Vehicle created in connection with a Permitted Securitization that in the good faith of the Board of Directors of the Company are necessary to effect such Permitted Securitization.

           SECTION 4.7. Limitation on Sale of Assets and Subsidiary Stock. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition (including as to the value of all non cash consideration), as determined in good faith by the Board of Directors of the Company in the case of values in excess of $2.5 million or by the Company otherwise, (ii) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents

(except in the case of Asset Dispositions of a Closed Facility) and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be, (A) first, to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Senior Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or Indebtedness (other than Disqualified Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the Company or such Restricted Subsidiary, as the case may be, elects, to the investment by the Company or any Wholly Owned Subsidiary in Additional Assets within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses
(A) and (B), to make an Offer (as defined below) to Holders of the Notes (and to holders of other Senior Subordinated Indebtedness designated by the Company) to purchase Notes and such other Senior Subordinated Indebtedness pursuant to and subject to the conditions set forth in paragraph (b) of this covenant; and (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses
(A), (B) and (C) to any other application or use not prohibited by this Indenture; provided, however that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary will permanently retire such Indebtedness and will cause the related loan commitment or availability (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

           Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance herewith except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this covenant exceeds $10.0 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Permitted Investments or to reduce outstanding loans under any working capital facility.

           For the purposes of this covenant, the following are deemed to be cash: (x) the assumption by the transferee of Indebtedness of the Company (other than Disqualified Stock of the Company and other than Indebtedness that is subordinated to the Notes) or Indebtedness of any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (y) securities received by the Company or any

Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

           (b) In the event of an Asset Disposition that requires the purchase of Notes (and other Senior Subordinated Indebtedness) pursuant to clause (a)(iii)(C) of this covenant, the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes (and other Senior Subordinated Indebtedness) (the "Offer") at a purchase price of 100% of their principal amount (without premium) plus accrued interest to the date of purchase (or, in respect of such other Senior Subordinated Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. If the aggregate purchase price of Notes tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase thereof, the Company will apply the remaining Net Available Cash in accordance with clause (iii)(D) of paragraph (a) above. The Company shall not be required to make an Offer for Notes (and other Senior Subordinated Indebtedness) pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A) and (B)) are less than $10.0 million for all Asset Dispositions (which lesser amount shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

           (c)(1) Promptly, and in any event within 30 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, at the address appearing in the security register, a written notice stating that the Holder may elect to have his Notes purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain all instructions and materials necessary to tender Notes pursuant to the Offer.

           (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.7(a). Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Notes or portions thereof which have been properly tendered to and are to be accepted by the Company.

      Not later than 11:00 a.m. (New York City time) on the Purchase Date, the Company shall irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as Paying Agent, segregate and hold in trust) an amount in cash sufficient to pay the Offer Amount for all Notes properly tendered to and accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price.

           (3) Holders electing to have a Note purchased will be required to surrender the Note, together with all necessary endorsements and other appropriate materials duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election in whole or in part if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note (which shall be $1,000 or an integral multiple thereof) which was delivered for purchase by the Holder, the aggregate principal amount of such Note (if any) that remains subject to the original notice of the Offer and that has been or will be delivered for purchase by the Company and a statement that such Holder is withdrawing his election to have such Note purchased. If at the expiration of the Offer Period the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

           (4) A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

           (d) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

           SECTION 4.8. Limitation on Transactions With
Affiliates. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless (i) the terms of such transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate; (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $2.5 million, the terms of such transaction are set forth in writing and shall have been approved by a majority of those members of the Board of Directors having no personal stake in such Affiliate Transaction (and such majority determines that such Affiliate Transaction satisfies the criteria in clause (i) above) and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $10.0 million, the Company has received a written opinion from a nationally recognized independent investment banking firm that such Affiliate Transaction is fair to the Company and its Restricted Subsidiaries from a financial point of view.

           (b) The provisions of the foregoing paragraph (a) shall not apply to (i) any Restricted Payment or Permitted Investment permitted to be made pursuant to Section 4.5, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iii) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors,
(iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $5.0 million in the aggregate outstanding at any one time, (v) the payment of reasonable fees and indemnities to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries, (vi) any transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries, (vii) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company,
(viii) (A) sales or other transfers or dispositions of customer loans and related assets customarily transferred to a Special Purpose Vehicle in connection with a Permitted Securitization and
(B) Investments in a Special Purpose Vehicle customarily made in connection with a Permitted Securitization which are permitted by
Section 4.5; (ix) the Tax Sharing Agreement and the Commodity Supply Agreement; and (x) any Jet Pro Sales Transactions with Koch Agriculture or its affiliates which are on terms no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of any such transaction in arm's-length dealings with a Person who is not an Affiliate.

           SECTION 4.9. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), in accordance with the terms contemplated in Section 4.9(b).

           (b) (i) Within 30 days following any Change of
Control, the Company shall mail a notice to each Holder at its registered address with a copy to the Trustee stating:

           (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase any or all of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

           (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

           (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

           (4) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Notes purchased.

           (c) Holders electing to have a Note purchased will be required to surrender the Note, together with all necessary endorsements and other appropriate materials duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder as to which such notice of withdrawal is being submitted and a statement that such Holder is withdrawing his election to have such Note purchased.

           (d) On the purchase date, all Notes purchased by the Company under this Section shall be delivered to the Trustee for cancellation, and the Company shall pay the purchase price, including premium, if any, plus accrued and unpaid interest, if any, to the Holders entitled thereto.

           (e) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.9. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.9, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this
Section 4.9 by virtue thereof.

           (f) Notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to repurchase the Notes or otherwise comply with this Section if the Company has irrevocably elected to redeem all the Notes in accordance with
Article III; provided that the Company does not default in its redemption obligations pursuant to such election.

           SECTION 4.10. Limitation on Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company shall not sell or otherwise dispose of any Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock except (i) to the Company or a Wholly Owned Subsidiary, (ii) if, immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Restricted Subsidiaries own any Capital Stock of such Restricted Subsidiary, (iii) if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary continues to constitute a Restricted Subsidiary or
(iv) if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under the covenant described under Section
4.5 if made on the date of such issuance, sale or other disposition.

           SECTION 4.11. Compliance with Laws. The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

           SECTION 4.12. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate signed by the chief executive officer, the chief financial officer or the chief accounting officer stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA ss. 314(a)(4).

           SECTION 4.13. Further Instruments and Acts. Upon reasonable request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

           SECTION 4.14. Maintenance of Office or Agency. The Company shall maintain the office or agency required under
Section 2.3. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.2.

           SECTION 4.15. Corporate Existence. Except as otherwise permitted by Article V and Section 4.9, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company shall determine in good faith (such determination to be evidenced by a board resolution certified by the Secretary of the Company and furnished to the Trustee), that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Subsidiaries, taken as a whole.

           SECTION 4.16. Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries;

provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

           SECTION 4.17. Maintenance of Properties and Insurance.
(a) The Company shall, and shall cause each of its Subsidiaries to, maintain its material properties in good working order and condition (subject to ordinary wear and tear) and make or cause to be made all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business, all as in the reasonable judgment of the Company as is necessary so that the business carried on by Company and its Subsidiaries may be actively conducted; provided, however, that nothing in this Section 4.17 shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the good faith judgment of the Board of Directors of the Company or the Subsidiary, as the case may be (such judgment to be evidenced by a board resolution certified by the Secretary of the Company and furnished to the Trustee), desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the Holders.

           (b) The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Board of Directors of the Company, are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America, any state thereof or any agency or instrumentality of such governments, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Board of Directors of the Company, for companies similarly situated in the industry.


                             ARTICLE V

                         Successor Company
                         -----------------


           SECTION 5.1. When the Company May Merge or Transfer Assets. The Company will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless:

           (i) the resulting, surviving or transferee Person (the "Successor Company") will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture;

           (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

           (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness under Section 4.3(a);
      and

           (iv) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture, as set forth in this Indenture.

           The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets will not be released from the obligation to pay the Principal of and interest on the Notes.


                            ARTICLE VI

                       Defaults and Remedies
                       ---------------------

           SECTION 6.1. Events of Default. An "Event of Default" occurs if:

           (1) the Company defaults in any payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

           (2) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

           (3) the Company fails to comply with its obligations under Article V;

           (4) the Company fails to comply with its obligations under Section 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9 or
      4.10 (other than a failure to purchase Notes when required pursuant to Section 4.7 or 4.9, which failure shall constitute an Event of Default under Section 6.1(2)) and such failure continues for 30 days after the notice specified below;

           (5) the Company fails to comply with any of its agreements in the Notes or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

           (6) the Company or any Restricted Subsidiary of the Company fails to pay any Indebtedness within any applicable grace period provided in such Indebtedness after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million or its foreign currency equivalent at the time;

           (7) the Company, Holdings or a Significant Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

                (A)  commences a voluntary case;

                (B) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor;

                (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                (D) makes a general assignment for the benefit of its creditors;

      or takes any comparable action under any foreign laws relating to insolvency;

           (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                (A) is for relief against the Company, Holdings or any Significant Subsidiary of the Company in an involuntary case;

                (B) appoints a Custodian of the Company, Holdings or any Significant Subsidiary or for any substantial part of its property of the Company, Holdings or any Significant Subsidiary; or

                (C) orders the winding up or liquidation of the Company, Holdings or any Significant Subsidiary of the Company;

      (or any similar relief is granted under any foreign laws) and the order, decree or relief remains unstayed and in effect for 60 days); or

           (9) any final, non-appealable judgment or decree for the payment of money in excess of $10.0 million (net of any amounts with respect to which a creditworthy insurance company has acknowledged full liability in writing) is rendered against the Company or any Restricted Subsidiary of the Company remains outstanding for a period of 60 days after such judgment and is not discharged, waived or stayed within 10 days after notice.

           The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

           The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

           A Default under clause (4), (5) and (9) of this
Section 6.1 is not an Event of Default until the Trustee by notice to the Company or the Holders of at least 25% in aggregate principal amount of the outstanding Notes by notice to the Company gives notice of the Default and the Company does not cure such Default within the time specified in said clause (4), (5) or
(9) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

           The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) of this Section 6.1 and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9) of this Section 6.1 and what action the Company is taking or proposes to take with respect thereto. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year a certificate indicating whether the signers thereof know of any Default that occurred during the previous year.

           SECTION 6.2. Acceleration.  If an Event of Default
(other than an Event of Default specified in Section 6.1(7) or

(8) with respect to the Company) occurs and is continuing and has not been waived pursuant to Section 6.4, the Trustee may or, at the request of Holders of at least 25% in aggregate principal amount of the outstanding Notes shall, by notice to the Company declare the Principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such Principal and interest shall be due and payable immediately; provided, however, that if upon such declaration there are any amounts outstanding under the Credit Agreement and the amounts thereunder have not been accelerated, such principal and interest shall be due and payable upon the earlier of the time such amounts under the Credit Agreement are accelerated or five Business Days after receipt by the Company and the Representative under the Credit Agreement of such declaration, but only if such Event of Default is then continuing. If an Event of Default specified in Section 6.1(7) or (8) with respect to the Company occurs and is continuing, the Principal of and accrued interest on all the Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate principal amount of the outstanding Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of Principal or interest that has become due solely because of acceleration and the Trustee has been paid all amounts due to it pursuant to Section 7.7. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

           SECTION 6.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of Principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

           The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are, to the extent permitted by law, cumulative.

           SECTION 6.4. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may waive any past or existing Default and its consequences except (i) a Default in the payment of the Principal of or interest on a Note or (ii) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Noteholder affected. When a Default is waived, it is deemed cured and ceases and any Event of Default arising therefrom shall be deemed to have been cured and to have ceased but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

           SECTION 6.5. Control by Majority. Upon provision of reasonable indemnity to the Trustee satisfactory to the Trustee, the Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee, which may rely on opinions of counsel, may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

           SECTION 6.6. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

           (i) the Holder gives to the Trustee previous written notice stating that an Event of Default is continuing;

           (ii) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

           (iii) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

           (iv) the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

           (v) the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction inconsistent with such request within such 60-day period.

           A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

           SECTION 6.7. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of Principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

           SECTION 6.8. Collection Suit by Trustee. If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in
Section 7.7.

           SECTION 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Company, its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and to distribute the same, and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

           SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

           FIRST:  to the Trustee for amounts due under Section
      7.7;

           SECOND: to holders of Senior Indebtedness to the extent required by Article X;

           THIRD: to Noteholders for amounts due and unpaid on the Notes for Principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for Principal and interest, respectively; and

           FOURTH: to the Company or to such party as a court of competent jurisdiction shall direct.

           The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Noteholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

           SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes.

           SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                            ARTICLE VII

                              Trustee
                              -------

           SECTION 7.1. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

           (b) Except during the continuance of an Event of
Default:

           (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the TIA and no covenants or obligations shall be implied in this Indenture against the Trustee; and

           (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

           (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

           (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

           (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

           (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
      Section 6.5.

           (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

           (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

           (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

           (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section
7.1 and to the provisions of the TIA.

           SECTION 7.2. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

           (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

           (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

           (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

           (e) The Trustee may consult with counsel of its selection, and the written advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in reliance on, and accordance with, the advice or opinion of such counsel.

           (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

           (g) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes unless either (1) a Trust Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or any other obligor on the Notes or by any Holder of the Notes.

           SECTION 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its respective Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

           SECTION 7.4. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

           SECTION 7.5. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee must mail to each Noteholder notice of the Default within 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in payment of the principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of Noteholders.

           SECTION 7.6. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Noteholder a brief report dated as of such May 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b). The Trustee shall promptly deliver to the Company a copy of any report it delivers to Holders pursuant to this Section 7.6.

           A copy of each report at the time of its mailing to Noteholders shall be filed by the Trustee with the SEC and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

           SECTION 7.7. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to such compensation for its services, except any such expense, disbursement or advance as may arise from its negligence, wilful misconduct or bad faith, unless the Trustee shall have complied with the applicable standard of care required by the TIA. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Trustee shall provide the Company reasonable notice of any expenditure not in the ordinary course of business; provided that prior approval by the Company of any such expenditure shall not be a requirement for the making of such expenditure nor for reimbursement by the Company thereof. The Company shall indemnify each of the Trustee and any predecessor Trustees against any and all loss, damage, claim, liability or expense (including attorneys' fees and expenses) (other than taxes applicable to the Trustee's compensation hereunder) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel, and the Company will pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith, unless the Trustee shall have complied with the applicable standard of care required by the TIA. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

           To secure the Company's payment obligations in this
Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay Principal of and interest on particular Notes.

           The Company's payment obligations pursuant to this
Section 7.7 shall survive the resignation or removal of the Trustee and discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

           SECTION 7.8. Replacement of Trustee. The Trustee may resign at any time with 30 days notice to the Company. The Holders of a majority in principal amount of the Notes then outstanding, may remove the Trustee with 30 days written notice to the Trustee and the Company and may appoint a successor Trustee reasonably acceptable to the Company. The Company may remove the Trustee if:

           (i) the Trustee fails to comply with Section 7.10;

           (ii) the Trustee is adjudged bankrupt or insolvent;

           (iii) a receiver or other public officer takes charge of the Trustee or its property; or

           (iv) the Trustee otherwise becomes incapable of acting.

           If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

           A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

           If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

           If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor
Trustee.

           Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under
Section 7.7 shall continue for the benefit of the retiring
Trustee.

           SECTION 7.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided that such corporation shall be eligible under this Article VII and TIA Section 3.10(a).

           In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

           SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $250,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

           SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with ss. TIA 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.


                           ARTICLE VIII

                Discharge of Indenture; Defeasance
                ----------------------------------

           SECTION 8.1. Discharge of Liability on Notes; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.7) for cancellation or (ii) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III hereof or the Notes will become due and payable at their Maturity within 91 days, or the Notes are to be called for redemption within 91 days under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and, in each case of this clause
(ii), the Company irrevocably deposits or causes to be deposited with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon to maturity or such redemption date (other than Notes replaced pursuant to Section 2.7), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.1(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel from the Company that all conditions precedent provided herein for relating to satisfaction and discharge of this Indenture have been complied with and at the cost and expense of the Company.

           (b) Subject to Sections 8.1(c) and 8.2, the Company at any time may terminate (i) all of its obligations under the Notes and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9 and 4.10 and the operation of Sections 6.1(4), 6.1(5), 6.1(6), 6.1(7) (but only with respect to a Significant Subsidiary), 6.1(8) (but only with respect to a Significant Subsidiary), 6.1(9), 5.1(iii) ("covenant defeasance option"). For this purpose, such covenant defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 5.1(iii) or Section 6.1(4) or (5). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

           If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.1(4), 6.1(5), 6.1(6), 6.1(7) (but only with respect to a Significant Subsidiary), 6.1(8) (but only with respect to a Significant Subsidiary) or 6.1(9) or because of the failure of the Company to comply with
Section 5.1(iii).

           Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

           (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.3, 2.4, 2.5, 2.7, 4.1, 4.11, 4.14, 4.15, 4.16, 4.17, 7.7, 7.8, 8.4, 8.5 and 8.6 shall survive until the Notes have been paid in full. Thereafter, the Company's obligations in Sections 7.7, 8.4 and 8.5 shall survive.

           SECTION 8.2. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

           (i) the Company irrevocably deposits or causes to be deposited in trust with the Trustee money or U.S. Government Obligations which through the scheduled payment of Principal and interest in respect thereof in accordance with their terms will provide cash at such times and in such amounts as will be sufficient to pay Principal and interest when due on all outstanding Notes (except Notes replaced pursuant to Section 2.7) to maturity or redemption, as the case may be;

           (ii) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of Principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay Principal and interest when due on all outstanding Notes (except Notes replaced pursuant to Section 2.7) to maturity or redemption, as the case may be;

           (iii) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section
      6.1(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

           (iv) the deposit does not constitute a default under any other material agreement binding on the Company;

           (v) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company
      Act of 1940;

           (vi) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

           (vii) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

           (viii) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article VIII have been complied with.

           Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article III.

           SECTION 8.3. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations either directly or through the Paying Agent as the Trustee may determine and in accordance with this Indenture to the payment of Principal of and interest on the Notes.

           SECTION 8.4. Repayment to Company. The Trustee and the
Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

           Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of Principal or interest or Additional Interest, if any, that remains unclaimed for one year after such Principal and interest and Additional Interest, if any, have become due and payable, and, thereafter, Noteholders entitled to the money must look to the Company for payment as general creditors.

           SECTION 8.5. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the Principal and interest received on such U.S. Government Obligations other than any such tax, fee or other charge which by law is for the account of the Holders of the defeased Notes; provided that the Trustee shall be entitled to charge any such tax, fee or other charge to such Holder's account.

           SECTION 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, (a) if the Company has made any payment of interest on or Principal of any Notes following the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and U.S. Government Obligations to the Company promptly after receiving a written request therefor at any time, if such reinstatement of the Company's obligations has occurred and continues to be in effect.


                            ARTICLE IX

                            Amendments
                            ----------

           SECTION 9.1. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Notes without notice to or consent of any Noteholder:

           (i) to cure any ambiguity, omission, defect or inconsistency;

           (ii) to comply with Article V;

           (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are as described in Section 163(f)(2)(B) of the Code);

           (iv) to add Guarantees with respect to the Notes;

           (v) to secure the Notes;

           (vi) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

           (vii) to make any change that does not adversely affect the rights of any Noteholder (including changes to effect the issuance of Subsequent Add-on Notes and to effect the provisions of Section 1.5); and

           (viii) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA.

An amendment under this Section may not make any change that adversely affects the rights under Article X of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or their Representative) consent to such change.

           After an amendment under this Section 9.1 becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1.

           SECTION 9.2. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Notes without notice to any Noteholder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for Notes) and any past default or compliance with any provision may be waived with the consent of the Holders of the majority in principal amount of the Notes then outstanding. However, without the consent of each Noteholder affected, an amendment may not:

           (i) reduce the amount of Notes whose Holders must consent to an amendment;

           (ii) reduce the rate of or extend the time for payment of interest on any Note;

           (iii) reduce the principal of or extend the Stated
      Maturity of any Note;

           (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with Article III;

           (v) make any Note payable in money other than that stated in the Note;

           (vi) impair the right of any Holder to receive payment of Principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

           (vii) make any change in the second sentence of this
      Section 9.2; or

           (viii) make any change to the subordination provisions of Article X that would adversely affect the Noteholders.

           It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

           An amendment under this section may not make any change that adversely affects the rights under Article X of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or their Representatives) consent to such change.

           After an amendment under this Section 9.2 becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.2.

           SECTION 9.3. Compliance with Trust Indenture Act.
Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

           SECTION 9.4. Revocation and Effect of Consents and Waivers. Until an amendment or waiver becomes effective, consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee or the Company receives written notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment or waiver. After an amendment or waiver becomes effective, it shall bind every Noteholder.

      The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

           SECTION 9.5. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

           SECTION 9.6. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, in addition to the documents required by Section 11.4, an Officers' Certificate and an Opinion of Counsel stating that such amendment complies with the provisions of this Article IX.

           SECTION 9.7. Payment for Consent. Neither the Company nor any affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for, or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                             ARTICLE X

                    Subordination of the Notes
                    --------------------------


           SECTION 10.1. Agreement To Subordinate. The Company agrees, and each Noteholder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full in cash or cash equivalents of all Senior Indebtedness of the Company whether outstanding on the Issue Date or thereafter incurred, including the Company's obligations under the Credit Agreement, and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Notes shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and only (i) Indebtedness of the Company and (ii) all existing and future Indebtedness of any Subsidiary of the Company in each case which is Senior Indebtedness shall rank senior to the Notes in accordance with the provisions set forth herein. All provisions of this Article X shall be subject to Section 10.12.

           SECTION 10.2. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

           (1) holders of Senior Indebtedness of the Company will be entitled to receive payment in full in cash or cash equivalents of such Senior Indebtedness before Noteholders are entitled to receive any payment of Principal of or interest on the Notes; and

           (2) until such Senior Indebtedness is paid in full in cash or cash equivalents, any payment or distribution to which Noteholders would be entitled but for this Article X will be made to holders of such Senior Indebtedness as their interests may appear, except that Noteholders may receive shares of stock and any debt securities that are subordinated to such Senior Indebtedness, and to any debt securities received by holders of such Senior Indebtedness, in each case to at least the same extent as the Notes are subordinated to Senior Indebtedness of the Company.

           SECTION 10.3. Default on Senior Indebtedness of the Company. The Company may not pay principal of, premium (if any) or interest on, the Notes or make any deposit pursuant to Section
8.1 and may not repurchase, redeem or otherwise retire any Notes

(collectively, "pay the Notes") if (i) any Designated Senior Indebtedness is not paid in full in cash or cash equivalents when due or (ii) any other default on Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case,
(x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Designated Senior Indebtedness has been paid in full in cash or cash equivalents. However, the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the second preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is no longer continuing or
(iii) because such Designated Senior Indebtedness has been repaid in full). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions described in the first sentence of this Section), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Notes after the end of such Payment Blockage Period. Subject to the provisions described in the first sentence of this Section 10.3, the Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. For purposes of this Section, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

           SECTION 10.4. Acceleration of Payment of Notes. If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness or the Representative of such holders by written notice to the address specified in writing to the Trustee from time to time.

           SECTION 10.5. When Distribution Must Be Paid Over. If a distribution is made to Noteholders that because of this
Article X should not have been made to them, the Noteholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Company and pay it over to them or their Representative as their interests may appear.

           SECTION 10.6. Subrogation. After all Senior
Indebtedness of the Company is paid in full and until the Notes are paid in full, Noteholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness to the extent that distributions otherwise payable to the Holders of the Notes have been applied to the payment of Senior Indebtedness. A distribution made under this Article X to holders of such Senior Indebtedness which otherwise would have been made to Noteholders is not, as between the Company and Noteholders, a payment by the Company on such Senior Indebtedness.

           SECTION 10.7. Relative Rights. This Article X defines the relative rights of Noteholders and holders of Senior
Indebtedness of the Company.  Nothing in this Indenture shall:

           (1) impair, as between the Company and Noteholders, the obligation of the Company, which is absolute and unconditional, to pay principal of premium, if any, and interest on the Notes in accordance with their terms;

           (2) affect the relative rights of Holders of the Notes and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

           (3) prevent the Trustee or any Noteholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Noteholders.

           SECTION 10.8. Subordination May Not Be Impaired by
Company. No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

           SECTION 10.9. Rights of Trustee and Paying Agent. Notwithstanding Section 10.3, the Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that payments may not be made under this Article X. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Company may give the notice; provided, however, that, if an issue of Senior Indebtedness of the Company has a Representative, only the Representative may give the notice.

           The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article X with respect to any such Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

           SECTION 10.10. Distribution or Notice to
Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their Representative (if any).

           SECTION 10.11. Article X Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Notes by reason of any provision in this
Article X shall not be construed as preventing the occurrence of a Default or an Event of Default. Nothing in this Article X shall have any effect on the right of the Noteholders or the Trustee to accelerate the maturity of the Notes.

           SECTION 10.12. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article VIII by the Trustee for the payment of Principal of and interest on the Notes and which were deposited in accordance with the terms and conditions of
Article VIII and not in violation of Section 10.3 hereof shall not be subordinated to the prior payment of any Senior Indebtedness of the Company or subject to the restrictions set forth in this Article X, and none of the Noteholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

           SECTION 10.13. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article X, the Trustee and the Noteholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.2 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Noteholders or (iii) upon the Representatives for the holders of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this
Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article X, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.1 and 7.2 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article X.

           SECTION 10.14. Trustee To Effectuate Subordination. Each Noteholder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Noteholders and the holders of Senior Indebtedness of the Company as provided in this Article X and appoints the Trustee as attorney-in-fact for any and all such purposes.

           SECTION 10.15. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Noteholders or the Company or any other Person, money or assets to which any holders of such Senior Indebtedness shall be entitled by virtue of this Article X or otherwise.

           SECTION 10.16. Reliance by Holders of Senior
Indebtedness on Subordination Provisions. Each Noteholder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.


                            ARTICLE XI

                           Miscellaneous
                           -------------

           SECTION 11.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

           SECTION 11.2. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail, telecopier or overnight air courier guaranteeing next day delivery addressed as follows:

                if to the Company:

                Purina Mills, Inc.
                1401 South Hanley Road
                St.Louis, Missouri 63144

                Attention:  Secretary

                with a copy to:

                Clearly, Gottlieb, Steen & Hamilton
                1 Liberty Plaza
                New York, New York 10006

                Attention:  Paul J. Shim, Esq.

                if to the Trustee:

                The First National Bank of Chicago
                One North State Street
                Ninth Floor, Suite 0126
                Chicago, Illinois 60670-0126

                Attention:  Leland Hansen
                            Corporate Trust Administration

           The Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

           Any notice or communication (other than those sent to Holders) shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is confirmed if delivered by overnight air courier; when receipt is acknowledged, if faxed; and five (5) Business Days after mailing if sent by first class mail.

           Any notice or communication mailed to a Noteholder shall be mailed to the Noteholder at the Noteholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

           Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

           SECTION 11.3. Communication by Holders with other Holders. Noteholders may communicate pursuant to TIA ss. 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

           SECTION 11.4. Certificate and Opinion as to Conditions
Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

         (i) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

        (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

           SECTION 11.5. Statements Required in Certificate or
Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

         (i) a statement that the individual making such certificate or opinion has read such covenant or condition;

        (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

       (iii) a statement that, in the opinion of such individual, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

        (iv) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

           SECTION 11.6. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

           SECTION 11.7. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules in accordance with customary practices for their functions.

           SECTION 11.8. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

           SECTION 11.9. GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

           SECTION 11.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. None of Koch Agriculture, Koch Industries, Holdings or any of their Affiliates (other than the Company) will be parties to this Indenture or responsible for any payments or other claims in respect of the Notes or this Indenture. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

           SECTION 11.11. Successors.  All agreements of the
Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

           SECTION 11.12. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby.

           SECTION 11.13. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

           SECTION 11.14. Variable Provisions. The Company initially appoints the Trustee as Paying Agent and Registrar and custodian with respect to any Global Notes.

           SECTION 11.15. Qualification of Indenture. The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

           SECTION 11.16. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

           IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                   PURINA MILLS, INC.


                                   By: /s/ August F.Ottinger
                                      ---------------------------
                                       Name:   August F. Ottinger
                                       Title:  Vice President,
                                               General Counsel and
                                               Secretary


                                   THE FIRST NATIONAL BANK OF CHICAGO,
                                   as Trustee



                                   By: /s/ Steve Husbands
                                      ---------------------------
                                      Name:    Steve Husbands
                                      Title:   Assistant Vice
                                               President

                                                 RULE 144A APPENDIX



          FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS
                       PURSUANT TO RULE 144A

              PROVISIONS RELATING TO INITIAL NOTES,
              -------------------------------------
              PRIVATE EXCHANGE NOTES, EXCHANGE NOTES
              --------------------------------------
                   AND SUBSEQUENT ADD-ON NOTES
                   ---------------------------

           1.   Definitions.

           1.1  Definitions.

                For the purposes of this Appendix the following terms shall have the meanings indicated below:

           "Depositary" means The Depository Trust Company, its nominees and their respective successors and assigns.

           "Exchange Notes" means the 9% Senior Subordinated
Notes Due 2010 to be issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to the Registration Rights Agreement.

           "Initial Purchasers" means Credit Suisse First Boston
Corporation and Chase Securities Inc.

           "Initial Notes" means the 9% Senior Subordinated Notes
Due 2010, issued under this Indenture on or about the date hereof.

           "Private Exchange" means the offer by the Company, pursuant to the Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Notes held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Notes.

           "Private Exchange Notes" means the 9% Senior
Subordinated Notes Due 2010, if any, to be issued pursuant to this Indenture to the Initial Purchasers in a Private Exchange.

           "Purchase Agreement" means the Purchase Agreement dated March 9, 1998, between the Company and the Initial
Purchasers.

           "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

           "Registered Exchange Offer" means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

           "Registration Rights Agreement" means the Registration
Rights Agreement dated as of March 9, 1998 between the Company and the Initial Purchasers.

           "Rule 144A" means Rule 144A under the Securities Act.

           "Notes" means the Initial Notes, the Subsequent Add-on
Notes, the Exchange Notes and the Private Exchange Notes, treated as a single class.

           "Securities Act" means the Securities Act of 1933, as amended.

           "Notes Custodian" means the custodian with respect to a Global Note or Global Notes (as appointed by the Depositary), or any successor person thereto and shall initially be the Trustee.

           "Shelf Registration Statement" means the registration statement issued by the Company, in connection with the offer and sale of Initial Notes or Private Exchange Notes, pursuant to the Registration Rights Agreement.

           "Transfer Restricted Notes" means Notes that bear or are required to bear the legend set forth in Section 2.3(d) hereto.

           1.2  Other Definitions

                                                         Defined in
                                                         ----------
                Term                                       Section:
                ----                                       -------

"Agent Members" .............................................2.1(b)
"Global Note"................................................2.1(a)
"Rule 144A" .................................................2.1(a)

           2.   The Notes.

           2.1  Form and Dating.

                The Initial Notes are being offered and sold by the Company pursuant to the Purchase Agreement.

                (a) Global Notes. Initial Notes offered and sold as provided in the Purchase Agreement shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in
Exhibit 1 hereto (each, a "Global Note"), which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

                (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depositary.

                The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary.

                Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

                (c) Certificated Notes. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated Notes.

           2.2 Authentication. The Trustee shall authenticate and deliver: (1) Initial Notes for original issue in an aggregate principal amount of U.S. $350 million, (2) Exchange Notes or Private Exchange Notes for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to the Registration Rights Agreement, for a like principal amount of Initial Notes and (3) Subsequent Add-on Notes as may be offered subsequent to the Issue Date in an aggregate principal amount not to exceed U.S. $150 million (provided, however, that no Note representing Subsequent Add-on Notes may be authenticated in an aggregate principal amount of less than U.S. $25 million), in each case upon a written order of the Company signed by two

Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Exchange Notes, Private Exchange Notes or Subsequent Add-on Notes. The aggregate principal amount of all Notes outstanding at any time may not exceed U.S. $500 million except as provided in Section 2.7 of this Indenture.

           2.3 Transfer and Exchange. (a) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Note. The Registrar shall, in accordance with such instructions instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

             (ii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary of another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

            (iii) In the event that a Global Note is exchanged for Notes in definitive registered form pursuant to Section 2.4 of this Appendix or Section 2.9 of this Indenture prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

           (b) Legend.

              (i) Except as permitted by the following paragraphs
      (ii), (iii) and (iv), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

           "THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

           THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
           (ii) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT,
           (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN
           (A) ABOVE."

             (ii) Upon any sale or transfer of a Transfer
      Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act, in the case of any Transfer Restricted Note that is represented by a Global Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Note).

            (iii) After a transfer of any Initial Notes or Private Exchange Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Private Exchange Notes, as the case may be, all requirements pertaining to legends on such Initial Notes or such Private Exchange Notes will cease to apply, but the requirements requiring such Initial Notes or such Private

      Exchange Notes issued to certain Holders be issued in global form will continue to apply, and Initial Notes or Private Exchange Notes in global form without legends will be available to the transferee of the Holder of such Initial Notes or Private Exchange Notes upon exchange of such transferring Holder's Initial Notes or Private Exchange Notes or directions to transfer such Holder's interest in the Global Note, as applicable.

             (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will continue to apply and Initial Notes in global form with the restricted Notes legend set forth in Exhibit 1 hereto will be available to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in global form without the restriction securities legend will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

              (v) Upon the consummation of a Private Exchange with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Private Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply, and Private Exchange Notes in global form with the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Notes in such Private Exchange.

           (c) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for certificated Notes, redeemed, repurchased or canceled, such Global Note shall be returned to the Depositary for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

           (d)  Obligations with Respect to Transfers and
Exchanges of Notes.

              (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Notes and Global Notes at the Registrar's or any co-registrar's request.

             (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.6, 4.7, 4.9 and
      Section 9.5 of the Indenture.

            (iii) The Registrar or any co-registrar shall not be required to register the transfer of or exchange of (a) any certificated Note selected for redemption in whole or in part pursuant to Article III of this Indenture, except the unredeemed portion of any certificated Note being redeemed in part, or (b) any Note for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Notes or 15 Business Days before an interest payment date.

             (iv) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of Principal of and interest on such Note and for all other purposes whatsoever, whether or not such
      Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

              (v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

           (e)  No Obligation of the Trustee.

              (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

             (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

           2.4  Certificated Notes.

           (a) A Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to
Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture.

           (b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of certificated Initial Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section

2.3(d), bear the restricted securities legend set forth in
Exhibit 1 hereto.

           (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

           (d) In the event of the occurrence of either of the events specified in Section 2.4(a), the Company will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

                                                          EXHIBIT 1
                                                       TO RULE 144A
                                                           APPENDIX



                  [FORM OF FACE OF INITIAL NOTE]

                       [Global Notes Legend]

           UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

           TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THIS INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                  [Restricted Securities Legend]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT
(A) THIS NOTE MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES
(i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN
(A) ABOVE.

                        PURINA MILLS, INC.

No. __                              Principal Amount $_____________

                                                CUSIP NO. _________

               9% Senior Subordinated Notes Due 2010


           Purina Mills, Inc., a Delaware corporation, promises to pay to __________, or registered assigns, the principal sum of ________________________ Dollars on March 15, 2010.

           Interest Payment Dates:  March 15 and September 15.

           Record Dates:  March 1 and September 1.

           Additional provisions of this Note are set forth on the other side of this Note.


Dated:  March 12, 1998         PURINA MILLS, INC.



                               By___________________________________



                               By___________________________________



TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

This is one of the Notes
referred to in the Indenture.

The First National Bank of Chicago
  as Trustee



By____________________________
  Authorized Signatory

              [FORM OF REVERSE SIDE OF INITIAL NOTE]

                         (Reverse of Note)


               9% Senior Subordinated Notes Due 2010


1.    Interest

           Purina Mills, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional cash interest will accrue on this Note at a rate of 0.50% per annum (increasing by 0.50% per annum at the end of each 90-day period thereafter) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, calculated on the principal amount of this Note as of the date on which such interest is payable; provided, however, that in no event shall the aggregate amount of such additional interest exceed 1.00% per annum. Such interest is payable in addition to any other interest payable from time to time with respect to this Note. The Trustee will not be deemed to have notice of a Registration Default until it shall have received actual notice of such Registration Default.

           The Company will pay interest semiannually on March 15 and September 15 of each year, commencing September 15, 1998. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from March 12, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.


2.    Method of Payment

           By at least 11:00 a.m. (New York City time) on the date on which any Principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such Principal and/or interest. The Company will pay interest (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 next preceding the interest payment date even if Notes are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay Principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay Principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.


3.    Paying Agent and Registrar

           Initially, The First National Bank of Chicago, a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Noteholder. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent.


4.    Indenture

           The Company issued the Notes under an Indenture dated as of March 12, 1998 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of those terms.

           The Notes are unsecured senior obligations of the Company limited to $500,000,000 aggregate principal amount (subject to Section 2.7 of the Indenture) including (a) $350,000,000 in aggregate principal amount of Initial Notes being offered on the Issuance Date and (b) additional "add-on" notes which may be offered subsequent to the Issue Date (the "Subsequent Add-on Notes") in an aggregate principal amount not to exceed $150,000,000; provided, however, that no Subsequent Add-on Notes may be authenticated and delivered in an aggregate principal amount of less than $25,000,000. All Notes issued on the Issue Date and all Subsequent Add-on Notes shall be identical in all respects other than issuance dates, the date from which interest accrues and any changes relating thereto, and shall vote together as one class of securities pursuant to Section 1.5 of the Indenture.

           This Note is one of the Initial Notes referred to in the Indenture. The Notes include the Initial Notes and any Private Exchange Notes and Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture and the Registration Rights Agreement and any Subsequent Add-on Notes. The Initial Notes, the Private Exchange Notes and the Exchange Notes and any Subsequent Add-on Notes are treated as a single class of securities under the Indenture.

           The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and its Restricted Subsidiaries, the purchase or redemption of Capital Stock of the Company and Capital Stock of such Restricted Subsidiaries, certain purchases or redemptions of Subordinated Obligations, the sale or transfer of assets and Capital Stock of Restricted Subsidiaries, the issuance or sale of Capital Stock of Restricted Subsidiaries, the investments of the Company and its Subsidiaries and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.


5.    Optional Redemption

           Except as set forth in the following paragraph, the Notes will not be redeemable at the option of the Company prior to March 15, 2003. Thereafter, the Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed as a percentage of principal amount), plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on March 15 of the years set forth below:

                                         Redemption
                 Period                     Price
                 ------                  ----------

2003..................................... 104.500%
2004..................................... 103.000%
2005..................................... 101.500%
2006 and thereafter...................... 100.000%


           In addition, at any time and from time to time prior to March 15, 2001, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes with the net cash proceeds of one or more Public Equity Offerings of the Company following which there is a Public Market or, in the case of a Public Equity Offering of Holdings following which there is a Public Market, with the net cash proceeds thereof that are contributed to the equity capital of the Company, at a redemption price (expressed as a percentage of principal amount thereof) of 109.00% plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least $227.5 million principal amount of the Notes must remain outstanding after each such redemption.

6.    Notice of Redemption

           Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date by first-class mail to each Holder of Notes to be redeemed at his registered address. Notes in denominations of principal amount larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.


7.    Put Provisions

           Upon a Change of Control, any Holder of Notes will have the right to cause the Company to repurchase all or any part of the Notes of such Holder at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, to the date of repurchase as provided in, and subject to the terms of, the Indenture.


8.    Registration Rights

           The Company is party to a Registration Rights
Agreement, dated as of March 12, 1998, among the Company, Credit
Suisse First Boston Corporation and Chase Securities Inc.
pursuant to which it is obligated to pay Additional Interest (as defined therein) upon the occurrence of certain Registration
Defaults (as defined therein).


9.    Denominations; Transfer; Exchange

           The Notes are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may register, transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before a selection of Notes to be redeemed and ending on the date of such selection or (ii) any Notes for a period beginning 15 days before an interest payment date and ending on such interest payment date.

10.   Persons Deemed Owners

           The registered holder of this Note may be treated as the owner of it for all purposes.


11.   Unclaimed Money

           If money for the payment of Principal or interest or Additional Interest, if any, remains unclaimed for one year after the date of payment of Principal and interest and Additional Interest, if any, the Trustee or Paying Agent shall pay the money back to the Company at its request. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.


12.   Defeasance

           Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of Principal of and interest on the Notes to redemption or maturity, as the case may be.


13.   Amendment, Waiver

           Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with
Article V of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes or to secure the Notes, or to add additional covenants of or surrender rights and powers conferred on the Company, or to make any change that does not adversely affect the rights of any Noteholder (including changes to effect the issuance of Subsequent Add-on Notes and to effect the provisions of Section 1.5), or to comply with any request of the SEC in connection with the qualification of the Indenture under the Act. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or their Representative) consent to such change.

14.   Defaults and Remedies

           Under the Indenture, Events of Default include (i) a default in any payment of interest on any Note when due, continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, (iii) the failure by the Company to comply with its obligations under Article V of the Indenture, (iv) the failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under Section 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9 or 4.10 of the Indenture (in each case, other than a failure to purchase Notes), (v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Indenture, (vi) the failure by the Company or any Restricted Subsidiary of the Company to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million or its foreign currency equivalent, (vii) certain events of bankruptcy, insolvency or reorganization of Holdings, the Company or any Significant Subsidiary of the Company or (viii) any final, non-appealable judgment or decree for the payment of money in excess of $10.0 million (net of any amounts with respect to which a creditworthy insurance company has acknowledged full liability in writing) is rendered against the Company or any Restricted Subsidiary of the Company remains outstanding for a period of 60 days after such judgment and is not discharged, waived or stayed within 10 days after notice. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

           Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of Principal or interest) if it determines that withholding notice is not opposed to their interest.


15.   Trustee Dealings with the Company

           Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.


16.   No Recourse Against Others

           A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. None of Koch Agriculture, Koch Industries, Holdings or any of their Affiliates (other than the Company) will be parties to this Indenture or responsible for any payments or other claims in respect of the Notes or this Indenture. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.


17.   Authentication

           This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.


18.   Abbreviations

           Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).


19.   CUSIP Numbers

           Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.   GOVERNING LAW

           THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

           The Company will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to: Purina Mills, Inc., 1401 South Hanley Road, St. Louis, Missouri 63144, Attention: Chief Financial Officer.

                          ASSIGNMENT FORM

           To assign this Note, fill in the form below:

           I or we assign and transfer this Note to:

_____________________________________________________________________

_____________________________________________________________________

_____________________________________________________________________

       (Print or type assignee's name, address and zip code)

           (Insert assignee's soc. sec. or tax I.D. No.)

      and irrevocably appoint                agent to transfer
      this Note on the books of the Company. The agent may substitute another to act for him.

_____________________________________________________________________

Date:  __________________    Your Signature: ________________________
                                             Sign exactly as your
                                             name appears on the
                                             other side of this Note.

Signature Guarantee:  ______________________________
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred:

CHECK ONE BOX BELOW:
           __
      (1)  __  to the Company; or
           __
      (2) __ pursuant to an effective registration statement under the Securities Act of 1933; or
           __
      (3) __ inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

           __
      (4) __ outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or
           __
      (5) __ pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


Date: __________ Your Signature _________________________________
                                Sign exactly as your name appears
                                on the other side of this Note.



Signature Guarantee: __________________________________________
(Signature must be guaranteed by a participant in a recognized
Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

____________________________________________________________

       TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.


           The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ________________        ______________________________
                               NOTICE:   To be executed by an
                                         executive officer

                OPTION OF HOLDER TO ELECT PURCHASE


           If you want to elect to have this Note purchased by
the Company pursuant to Section 4.7 or 4.9 of the Indenture, check the appropriate box:
                                         __
                           Section 4.7   __
                                         __
                           Section 4.9   __

           If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.7 or 4.9 of the Indenture, state the amount you elect to have purchased (must be integral multiple of $1,000): $

                 [TO BE ATTACHED TO GLOBAL NOTES]


         SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE


           The following increases or decreases in this Global
Note have been made:


                   Amount of decrease            Amount of increase
Date of            in Principal Amount           in Principal Amount
Exchange           of this Global Note           of this Global Note






Principal Amount of             Signature of
this Global Note                authorized officer
following such                  of Trustee or Notes
decrease or increase            Custodian

                                                          EXHIBIT A

            [FORM OF FACE OF EXCHANGE NOTE [OR PRIVATE
                          EXCHANGE NOTE]]
*/
**/
                        PURINA MILLS, INC.

No. __                              Principal Amount $_____________

                                                CUSIP NO. _________

               9% Senior Subordinated Notes Due 2010

           Purina Mills Inc., a Delaware corporation, promises to pay to __________, or registered assigns, the principal sum of ___________________________ Dollars on March 15, 2010.

           Interest Payment Dates:  March 15 and September 15.

           Record Dates:  March 1 and September 1.

           Additional provisions of this Note are set forth on the other side of this Note.

Dated:  __________             PURINA MILLS, INC.

                               by_________________________________


                               by_________________________________

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

This is one of the Notes
referred to in this Indenture.

The First National Bank of Chicago
   as Trustee


by________________________
  Authorized Signatory



__________________________

*/    [If the Note is to be issued in global form add the Global
      Notes Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned "[TO BE ATTACHED
      TO GLOBAL NOTES] - SCHEDULE OF INCREASES OR DECREASES IN
      GLOBAL NOTE".]

**/ [If the Note is a Private Exchange Note issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Notes Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in such Exhibit 1.]

            [FORM OF REVERSE SIDE OF EXCHANGE NOTE [OR
                      PRIVATE EXCHANGE NOTE]]


               9% Senior Subordinated Notes Due 2010


1.    Interest

           Purina Mills, Inc., a Delaware corporation (such corporation, and its successors and assigns under this Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above[; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional cash interest will accrue on this Note at a rate of 0.50% per annum (increasing by 0.5% per annum at the end of each 90-day period thereafter) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, calculated on the principal amount of this Note as of the date on which such interest is payable; provided, however, that in no event shall the aggregate amount of such additional interest exceed 1.00% per annum. Such interest is payable in addition to any other interest payable from time to time with respect to this Note. The Trustee will not be deemed to have notice of a Registration Default until it shall have received actual notice of such Registration Default].***

           The Company will pay interest semiannually on March 15 and September 15 of each year, commencing September 15, 1998. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from March 12, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.


2.    Method of Payment

           By at least 11:00 a.m. (New York City time) on the date on which any Principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such Principal and/or interest. The Company will pay interest (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 next preceding the interest payment date even if Notes are cancelled, repurchased or redeemed after the record date and on or before

_______________

*** Insert if at the time of issuance of the Exchange Note or Private Exchange Note (as the case may be) neither the Registered Exchange Offer has been consummated nor a Shelf Registration Statement has been declared effective in accordance with the Registration Rights Agreement.

the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay Principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay Principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.


3.    Paying Agent and Registrar

           Initially, The First National Bank of Chicago, a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Noteholder. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent.


4.    Indenture

           The Company issued the Notes under an Indenture dated as of March 12, 1998 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in this Indenture and those made part of this Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in this Indenture. The Notes are subject to all such terms, and Noteholders are referred to this Indenture and the Act for a statement of those terms.

           The Notes are unsecured senior subordinated obligations of the Company limited to $500,000,000 aggregate principal amount (subject to Section 2.7 of the Indenture) including (a) $350,000,000 in aggregate principal amount of Initial Notes being offered on the Issuance Date and (b) additional "add-on" notes which may be offered subsequent to the Issue Date (the "Subsequent Add-on Notes") in an aggregate principal amount not to exceed $150,000,000; provided, however, that no Subsequent Add-on Notes may be authenticated and delivered in an aggregate principal amount of less than $25,000,000. All Notes issued on the Issue Date and all Subsequent Add-on Notes shall be identical in all respects other than issuance dates, the date from which interest accrues and any changes relating thereto, and shall vote together as one class of securities pursuant to Section 1.5 of the Indenture.

           The Note is one of the Exchange Notes referred to in the Indenture. The Notes include the Initial Notes and any Private Exchange Notes and Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture and the Registration

Rights Agreement and any Subsequent Add-on Notes. The Initial
Notes, the Private Exchange Notes and the Exchange Notes and any
Subsequent Add-on Notes are treated as a single class of securities under the Indenture.

           The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and its Restricted Subsidiaries, the purchase or redemption of Capital Stock of the Company and Capital Stock of such Restricted Subsidiaries, certain purchases or redemptions of Subordinated Obligations, the sale or transfer of assets and Capital Stock of Restricted Subsidiaries, the issuance or sale of Capital Stock of Restricted Subsidiaries, the investments of the Company and its Subsidiaries and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.


5.    Optional Redemption

           Except as set forth in the following paragraph, the Notes will not be redeemable at the option of the Company prior to March 15, 2003. Thereafter, the Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed as a percentage of principal amount), plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on March 15 of the years set forth below:

                                         Redemption
                 Period                     Price
                 ------                  ----------

2003..................................... 104.500%
2004..................................... 103.000%
2005..................................... 101.500%
2006 and thereafter...................... 100.000%



           In addition, at any time and from time to time prior to March 15, 2001, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes with the net cash proceeds of one or more Public Equity Offerings of the Company following which there is a Public Market or, in the case of a Public Equity Offering of Holdings following which there is a Public Market, with the net cash proceeds thereof that are contributed to the equity capital of the Company, at a redemption price (expressed as a percentage of principal amount thereof) of

109.00% plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least $227.5 million principal amount of the Notes must remain outstanding after each such redemption.


6.    Notice of Redemption

           Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date by first-class mail to each Holder of Notes to be redeemed at his registered address. Notes in denominations of principal amount larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.


7.    Put Provisions

           Upon a Change of Control, any Holder of Notes will have the right to cause the Company to repurchase all or any part of the Notes of such Holder at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, to the date of repurchase as provided in, and subject to the terms of, the Indenture.


8.    Denominations; Transfer; Exchange

           The Notes are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may register transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before a selection of Notes to be redeemed and ending on the date of such selection or (ii) any Notes for a period beginning 15 days before an interest payment date and ending on such interest payment date.

9.    Persons Deemed Owners

           The registered holder of this Note may be treated as the owner of it for all purposes.


10.   Unclaimed Money

           If money for the payment of Principal or interest or Additional Interest, if any, remains unclaimed for one year after the date of payment of Principal and interest and Additional Interest, if any, the Trustee or Paying Agent shall pay the money back to the Company at its request. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.


11.   Defeasance

           Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of Principal of and interest on the Notes to redemption or maturity, as the case may be.


12.   Amendment, Waiver

           Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with
Article V of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes or to secure the Notes, or to add additional covenants of or surrender rights and powers conferred on the Company, or to make any change that does not adversely affect the rights of any Noteholder (including changes to effect the issuance of Subsequent Add-on Notes and to effect the provisions of Section 1.5), or to comply with any request of the SEC in connection with the qualification of the Indenture under the Act. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or their Representative) consent to such change

13.   Defaults and Remedies

           Under the Indenture, Events of Default include (i) a default in any payment of interest on any Note when due, continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, (iii) the failure by the Company to comply with its obligations under Article V of the Indenture, (iv) the failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under Section 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9 or 4.10 of the Indenture (in each case, other than a failure to purchase Notes), (v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Indenture, (vi) the failure by the Company or any Restricted Subsidiary of the Company to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million or its foreign currency equivalent, (vii) certain events of bankruptcy, insolvency or reorganization of Holdings, the Company or any Significant Subsidiary of the Company or (viii) any final, non-appealable judgment or decree for the payment of money in excess of $10.0 million (net of any amounts with respect to which a creditworthy insurance company has acknowledged full liability in writing) is rendered against the Company or any Restricted Subsidiary of the Company remains outstanding for a period of 60 days after such judgment and is not discharged, waived or stayed within 10 days after notice. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

           Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of Principal or interest) if it determines that withholding notice is not opposed to their interest.


14.   Trustee Dealings with the Company

           Subject to certain limitations set forth in this Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.


15.   No Recourse Against Others

           A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. None of Koch Agriculture, Koch Industries, Holdings or any of their Affiliates (other than the Company) will be parties to this Indenture or responsible for any payments or other claims in respect of the Notes or this Indenture. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.


16.   Authentication

           This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.


17.   Abbreviations

           Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).


18.   CUSIP Numbers

           Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.   GOVERNING LAW

           THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

           The Company will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to: Purina Mills, Inc., 1401 South Hanley Road, St. Louis, Missouri 63144, Attention: Chief Financial Officer.

                          ASSIGNMENT FORM

           To assign this Note, fill in the form below:

           I or we assign and transfer this Note to

___________________________________________________________________

___________________________________________________________________

___________________________________________________________________

       (Print or type assignee's name, address and zip code)

           (Insert assignee's soc. sec. or tax I.D. No.)

      and irrevocably appoint                agent to transfer
      this Note on the books of the Company. The agent may substitute another to act for him.

___________________________________________________________________



Date:  ______________    Your Signature: __________________________
                                         Sign exactly as your name
                                         appears on the other side
                                         of this Note.


Signature Guarantee:  _____________________________________________
(Signature must be guaranteed by a participant in a recognized
Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

                OPTION OF HOLDER TO ELECT PURCHASE

           If you want to elect to have this Note purchased by
the Company pursuant to Section 4.7 or 4.9 of the Indenture, check the appropriate box:
                                         __
                           Section 4.7   __
                                         __
                           Section 4.9   __

           If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.7 or 4.9 of the Indenture, state the amount you elect to have purchased (must be integral multiple of $1,000): $


Date: __________ Your Signature ___________________________________
                                Sign exactly as your name appears
                                on the other side of this Note.



Signature Guarantee: ______________________________________________
(Signature must be guaranteed by a participant in a recognized
Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

                                                     EXECUTION COPY

====================================================================







                        PURINA MILLS, INC.,

                              Issuer


               9% Senior Subordinated Notes Due 2010


                        ==================




                            INDENTURE

                    Dated as of March 12, 1998


                        ==================



                The First National Bank of Chicago,

                              Trustee



====================================================================

                       CROSS-REFERENCE TABLE

TIA                                                    Indenture
Section                                                Section
-------                                                ---------

310(a)(1)       ..............................           7.10
   (a)(2)       ..............................           7.10
   (a)(3)       ..............................           N.A.
   (a)(4)       ..............................           N.A.
   (b)          ..............................           7.8; 7.10
   (c)          ..............................           N.A.
311(a)          ..............................           7.11
   (b)          ..............................           7.11
   (c)          ..............................           N.A.
312(a)          ..............................           2.5
   (b)          ..............................          11.3
   (c)          ..............................          11.3
313(a)          ..............................           7.6
   (b)(1)       ..............................           N.A.
   (b)(2)       ..............................           7.6
   (c)          ..............................           7.6
   (d)          ..............................           7.6
314(a)          ..............................           4.2
                                                         4.15; 11.2
   (b)          ..............................           N.A.
   (c)(1)       ..............................          11.4
   (c)(2)       ..............................          11.4
   (c)(3)       ..............................           N.A.
   (d)          ..............................           N.A.
   (e)          ..............................          11.5
   (f)          ..............................           4.13
315(a)          ..............................           7.1
   (b)          ..............................           7.5; 11.2
   (c)          ..............................           7.1
   (d)          ..............................           7.1
   (e)          ..............................           6.11
316(a)(last sentence)........................           11.6
   (a)(1)(A)    ..............................           6.5
   (a)(1)(B)    ..............................           6.4
   (a)(2)       ..............................           N.A.
   (b)          ..............................           6.7
317(a)(1)       ..............................           6.8
   (a)(2)       ..............................           6.9
   (b)          ..............................           2.4
318(a)          ..............................          11.1

                N.A. means Not Applicable.

_________________________

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

                         TABLE OF CONTENTS
                         -----------------


                                                               Page
                                                               ----

                             ARTICLE I

            Definitions and Incorporation by Reference..........  1
      SECTION 1.1.  Definitions.................................  1
      SECTION 1.2.  Other Definitions........................... 24
      SECTION 1.3.  Incorporation by Reference of Trust
           Indenture Act........................................ 24
      SECTION 1.4.  Rules of Construction....................... 25
      SECTION 1.5.  One Class of Notes.......................... 25

                            ARTICLE II

                             The Notes.......................... 26
      SECTION 2.1.  Form and Dating............................. 26
      SECTION 2.2.  Execution and Authentication................ 26
      SECTION 2.3.  Registrar and Paying Agent.................. 27
      SECTION 2.4.  Paying Agent To Hold Money in Trust......... 27
      SECTION 2.5.  Noteholder Lists............................ 27
      SECTION 2.6.  [Intentionally Omitted]..................... 28
      SECTION 2.7.  Replacement Notes........................... 28
      SECTION 2.8.  Outstanding Notes........................... 28
      SECTION 2.9.  Temporary Notes............................. 28
      SECTION 2.10.  Cancellation............................... 29
      SECTION 2.11.  Defaulted Interest......................... 29
      SECTION 2.12.  CUSIP Numbers.............................. 29

                            ARTICLE III

                            Redemption.......................... 30
      SECTION 3.1.  Notices to Trustee.......................... 30
      SECTION 3.2.  Selection of Notes To Be Redeemed........... 30
      SECTION 3.3.  Notice of Redemption........................ 31
      SECTION 3.4.  Effect of Notice of Redemption.............. 31
      SECTION 3.5.  Deposit of Redemption Price................. 32
      SECTION 3.6.  Notes Redeemed in Part...................... 32

                            ARTICLE IV

                             Covenants.......................... 32
      SECTION 4.1.  Payment of Notes............................ 32
      SECTION 4.2.  SEC Reports................................. 33
      SECTION 4.3.  Limitation on Indebtedness.................. 33
      SECTION 4.4.  Limitation on Indebtedness and Preferred
           Stock of Restricted Subsidiaries..................... 36
      SECTION 4.5.  Limitation on Restricted Payments........... 37
      SECTION 4.6.  Limitation on Restrictions on
           Distributions from Restricted Subsidiaries........... 39
      SECTION 4.7.  Limitation on Sale of Assets and
           Subsidiary Stock..................................... 40


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                                                               ----

      SECTION 4.8.  Limitation on Transactions With
           Affiliates........................................... 43
      SECTION 4.9.  Change of Control........................... 45
      SECTION 4.10.  Limitation on Sale or Issuance of
           Capital Stock of Restricted Subsidiaries............. 46
      SECTION 4.11.  Compliance with Laws....................... 46
      SECTION 4.12.  Compliance Certificate..................... 46
      SECTION 4.13.  Further Instruments and Acts............... 47
      SECTION 4.14.  Maintenance of Office or Agency............ 47
      SECTION 4.15.  Corporate Existence........................ 47
      SECTION 4.16.  Payment of Taxes and Other Claims.......... 47
      SECTION 4.17.  Maintenance of Properties and Insurance.... 48

                             ARTICLE V

                         Successor Company...................... 48
      SECTION 5.1.  When the Company May Merge or Transfer
           Assets............................................... 48

                            ARTICLE VI

                       Defaults and Remedies.................... 49
      SECTION 6.1.  Events of Default........................... 49
      SECTION 6.2.  Acceleration................................ 51
      SECTION 6.3.  Other Remedies.............................. 52
      SECTION 6.4.  Waiver of Past Defaults..................... 52
      SECTION 6.5.  Control by Majority......................... 53
      SECTION 6.6.  Limitation on Suits......................... 53
      SECTION 6.7.  Rights of Holders To Receive Payment........ 53
      SECTION 6.8.  Collection Suit by Trustee.................. 54
      SECTION 6.9.  Trustee May File Proofs of Claim............ 54
      SECTION 6.10.  Priorities................................. 54
      SECTION 6.11.  Undertaking for Costs...................... 55
      SECTION 6.12.  Waiver of Stay or Extension Laws........... 55

                            ARTICLE VII

                              Trustee........................... 55
      SECTION 7.1.  Duties of Trustee........................... 55
      SECTION 7.2.  Rights of Trustee........................... 56
      SECTION 7.3.  Individual Rights of Trustee................ 57
      SECTION 7.4.  Trustee's Disclaimer........................ 57
      SECTION 7.5.  Notice of Defaults.......................... 57
      SECTION 7.6.  Reports by Trustee to Holders............... 58
      SECTION 7.7.  Compensation and Indemnity.................. 58
      SECTION 7.8.  Replacement of Trustee...................... 59
      SECTION 7.9.  Successor Trustee by Merger................. 60
      SECTION 7.10.  Eligibility; Disqualification.............. 60
      SECTION 7.11.  Preferential Collection of Claims
           Against Company...................................... 61

                           ARTICLE VIII


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                Discharge of Indenture; Defeasance.............. 61
      SECTION 8.1.  Discharge of Liability on Notes;
           Defeasance........................................... 61
      SECTION 8.2.  Conditions to Defeasance.................... 62
      SECTION 8.3.  Application of Trust Money.................. 63
      SECTION 8.4.  Repayment to Company........................ 63
      SECTION 8.5.  Indemnity for Government Obligations........ 64
      SECTION 8.6.  Reinstatement............................... 64

                            ARTICLE IX

                            Amendments.......................... 64
      SECTION 9.1.  Without Consent of Holders.................. 64
      SECTION 9.2.  With Consent of Holders..................... 65
      SECTION 9.3.  Compliance with Trust Indenture Act......... 66
      SECTION 9.4.  Revocation and Effect of Consents and
           Waivers.............................................. 66
      SECTION 9.5.  Notation on or Exchange of Notes............ 67
      SECTION 9.6.  Trustee To Sign Amendments.................. 67
      SECTION 9.7.  Payment for Consent......................... 67

                             ARTICLE X

                    Subordination of the Notes.................. 68
      SECTION 10.1.  Agreement To Subordinate................... 68
      SECTION 10.2.   Liquidation, Dissolution, Bankruptcy. .... 68
      SECTION 10.3.  Default on Senior Indebtedness of the
           Company.............................................. 68
      SECTION 10.4.  Acceleration of Payment of Notes........... 70
      SECTION 10.5.  When Distribution Must Be Paid Over........ 70
      SECTION 10.6.  Subrogation................................ 70
      SECTION 10.7.  Relative Rights............................ 70
      SECTION 10.8.  Subordination May Not Be Impaired
           by Company. ......................................... 70
      SECTION 10.9.  Rights of Trustee and Paying Agent......... 70
      SECTION 10.10.  Distribution or Notice to Repre-
           sentative............................................ 71
      SECTION 10.11.  Article X Not To Prevent Events of
           Default or Limit Right To Accelerate................. 71
      SECTION 10.12.  Trust Moneys Not Subordinated............. 71
      SECTION 10.13.  Trustee Entitled To Rely.................. 71
      SECTION 10.14.  Trustee To Effectuate Subordination....... 72
      SECTION 10.15.  Trustee Not Fiduciary for Holders of
           Senior Indebtedness.................................. 72
      SECTION 10.16.  Reliance by Holders of Senior
           Indebtedness on Subordination Provisions............. 72

                            ARTICLE XI

                           Miscellaneous........................ 73
      SECTION 11.1.  Trust Indenture Act Controls............... 73
      SECTION 11.2.  Notices.................................... 73


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                                                               ----

      SECTION 11.3.  Communication by Holders with other
           Holders.............................................. 74
      SECTION 11.4.  Certificate and Opinion as to Conditions
           Precedent............................................ 74
      SECTION 11.5.  Statements Required in Certificate or
           Opinion.............................................. 74
      SECTION 11.6.  When Notes Disregarded..................... 75
      SECTION 11.7.  Rules by Trustee, Paying Agent and
           Registrar............................................ 75
      SECTION 11.8.  Legal Holidays............................. 75
      SECTION 11.9.  GOVERNING LAW.............................. 75
      SECTION 11.10.  No Recourse Against Others................ 75
      SECTION 11.11.  Successors................................ 75
      SECTION 11.12.  Severability.............................. 76
      SECTION 11.13.  Multiple Originals........................ 76
      SECTION 11.14.  Variable Provisions....................... 76
      SECTION 11.15.  Qualification of Indenture................ 76
      SECTION 11.16.  Table of Contents; Headings............... 76



Rule 144A Appendix

Exhibit 1 to Rule 144A Appendix - Form of Initial Note
Exhibit A - Form of Exchange Note or Private Exchange Note



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